                                                                     Exhibit 2.1

                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  VENTAS, INC.

                                 VENTAS SUB, LLC

                                       AND

                                   ELDERTRUST

                          DATED AS OF NOVEMBER 19, 2003

                                TABLE OF CONTENTS

                                                                                                                Page
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
ARTICLE I.  THE MERGER 2
     Section 1.1.  The Merger.....................................................................................2
     Section 1.2.  Closing........................................................................................2
     Section 1.3.  Effective Time.................................................................................2
     Section 1.4.  Constituent Documents..........................................................................3
     Section 1.5.  Directors and Officers.........................................................................3

ARTICLE II.  MERGER CONSIDERATION;  CONVERSION OF SHARES..........................................................3
     Section 2.1.  Effect of Merger on Equity.....................................................................3
     Section 2.2.  Exchange of Certificates.......................................................................4
     Section 2.3.  Stock Plans....................................................................................7

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8
     Section 3.1.  Organization, Standing and Power of the Company................................................8
     Section 3.2.  The Company Subsidiaries.......................................................................9
     Section 3.3.  Capital Structure.............................................................................10
     Section 3.4.  Other Interests...............................................................................11
     Section 3.5.  Authority; Board Action.......................................................................11
     Section 3.6.  No Conflict or Violation; Consents............................................................12
     Section 3.7.  SEC Documents; Financial Statements; Undisclosed Liabilities..................................14
     Section 3.8.  Absence of Certain Changes or Events..........................................................15
     Section 3.9.  Litigation....................................................................................15
     Section 3.10.  Properties...................................................................................16
     Section 3.11.  Tenant Matters...............................................................................19
     Section 3.12.  Environmental Matters........................................................................20
     Section 3.13.  Related Party Transactions...................................................................21
     Section 3.14.  Employee Benefits............................................................................22
     Section 3.15.  Employee Matters.............................................................................24
     Section 3.16.  Taxes........................................................................................25
     Section 3.17.  Condition and Compliance of Property.........................................................28
     Section 3.18.  Compliance with Legal Requirements...........................................................28
     Section 3.19.  Contracts....................................................................................28
     Section 3.20.  Investment Company Act of 1940...............................................................31
     Section 3.21.  Trademarks, Patents and Copyrights...........................................................31
     Section 3.22.  Insurance....................................................................................32
     Section 3.23.  Books and Records of the Company.............................................................32
     Section 3.24.  Certain Payments.............................................................................33
     Section 3.25.  Genesis Contracts............................................................................33
     Section 3.26.  Brokers; Schedule of Fees and Expenses.......................................................33
     Section 3.27.  Opinion of Financial Advisor.................................................................33
     Section 3.28.  Information Supplied.........................................................................33

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT............................................................34
     Section 4.1.  Organization, Standing and Power of Parent....................................................34
     Section 4.2.  Organization, Standing and Power of Sub.......................................................34

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                                TABLE OF CONTENTS
                                   (Continued)
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     Section 4.3.  Authority.....................................................................................34
     Section 4.4.  No Conflict or Violation; Consents............................................................35
     Section 4.5.  Funds.........................................................................................36
     Section 4.6.  Brokers.......................................................................................36
     Section 4.7.  Sub Operations................................................................................36
     Section 4.8.  Information Supplied..........................................................................36

ARTICLE V.  COVENANTS  36
     Section 5.1.  Conduct of the Company's Business Pending Merger..............................................36
     Section 5.2.  Conduct of Business of Parent.................................................................36
     Section 5.3.  Access to Information: Confidentiality........................................................36
     Section 5.4.  Notices of Certain Events.....................................................................36
     Section 5.5.  Tenant Information............................................................................36
     Section 5.6.  Certain Space Leases..........................................................................36
     Section 5.7.  Estoppel Certificates.........................................................................36

ARTICLE VI.  ADDITIONAL COVENANTS................................................................................36
     Section 6.1.  Proxy Statement; the Company Shareholders Meeting.............................................36
     Section 6.2.  Anti-Takeover Provisions......................................................................36
     Section 6.3.  Commercially Reasonable Efforts; Consents and Approvals.......................................36
     Section 6.4.  The Company Partnership.......................................................................36
     Section 6.5.  Resignations..................................................................................36
     Section 6.6.  No Solicitation...............................................................................36
     Section 6.7.  Taxes.........................................................................................36
     Section 6.8.  Coordination of Dividends.....................................................................36
     Section 6.9.  New York Stock Exchange Listing...............................................................36
     Section 6.10.  Amendment of Company Disclosure Letter.......................................................36
     Section 6.11.  Parent Indenture.............................................................................36

ARTICLE VII.  CONDITIONS.........................................................................................36
     Section 7.1.  Conditions to Each Party's Obligation to Effect the Merger....................................36
     Section 7.2.  Additional Conditions to Obligations of Parent and Sub........................................36
     Section 7.3.  Additional Conditions to Obligations of the Company...........................................36

ARTICLE VIII.  EMPLOYEE BENEFITS AND POST-CLOSING COVENANTS......................................................36
     Section 8.1.  Employee Plans and Other Employee Arrangements................................................36
     Section 8.2.  Indemnification of Company Officers and Trustees..............................................36
     Section 8.3.  Further Assurances............................................................................36

ARTICLE IX.  TERMINATION AND FEES................................................................................36
     Section 9.1.  Termination...................................................................................36
     Section 9.2.  Effect of Termination.........................................................................36
     Section 9.3.  Fees and Expenses.............................................................................36

ARTICLE X.  GENERAL PROVISIONS...................................................................................36
     Section 10.1.  Nonsurvival of Representations and Warranties................................................36
     Section 10.2.  Amendment....................................................................................36
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                                      (ii)
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                                TABLE OF CONTENTS
                                   (Continued)
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     Section 10.3.  Notices......................................................................................36
     Section 10.4.  Assignment and Parties in Interest...........................................................36
     Section 10.5.  Announcements................................................................................36
     Section 10.6.  Entire Agreement.............................................................................36
     Section 10.7.  Descriptive Headings.........................................................................36
     Section 10.8.  Counterparts.................................................................................36
     Section 10.9.  Governing Law; Venue.........................................................................36
     Section 10.10.  Construction................................................................................36
     Section 10.11.  Severability................................................................................36
     Section 10.12.  Specific Performance........................................................................36
     Section 10.13.  Tax Treatment...............................................................................36


EXHIBITS

Exhibit A - Delaware Certificate of Merger
Exhibit B - Maryland Articles of Merger
Exhibit C - Voting Agreement
Exhibit D - Unitholder Agreement
Exhibit E - Class C Amendment Agreement
Exhibit F - REIT Opinion


                                     (iii)

                             INDEX OF DEFINED TERMS

Defined Term                                                                                                Section
------------                                                                                                -------
Acquisition Proposal............................................................................................6.6
Adjusted Terms..................................................................................................6.6
Affiliate......................................................................................................3.13
Agreement..................................................................................................Preamble
Board...........................................................................................................3.5
Break-Up Fee....................................................................................................9.3
Break-Up Fee Tax Opinion........................................................................................9.3
Business Day....................................................................................................1.2
Certificate.....................................................................................................2.1
Certificate of Merger......................................................................................Recitals
Class C Amendment Agreement................................................................................Recitals
Class C Units..............................................................................................Recitals
Closing.........................................................................................................1.2
Closing Date....................................................................................................1.2
Code............................................................................................................2.2
Commitment......................................................................................................5.1
Company....................................................................................................Preamble
Company 7.2 Liabilities.........................................................................................7.2
Company Audited Financials......................................................................................3.7
Company Common Stock.......................................................................................Recitals
Company Disclosure Letter.......................................................................................3.1
Company Environmental Reports..................................................................................3.12
Company Intellectual Property..................................................................................3.21
Company Leased Properties......................................................................................3.10
Company Material Adverse Effect.................................................................................3.1
Company Option..................................................................................................2.3
Company Organizational Documents................................................................................3.1
Company Owned Properties.......................................................................................3.10
Company Partnership........................................................................................Recitals
Company Partnership Merger......................................................................................6.4
Company Permit..................................................................................................3.6
Company Preferred Stock.........................................................................................3.3
Company Prohibited Effect.......................................................................................3.6
Company Properties.............................................................................................3.10
Company Restricted Shares.......................................................................................2.3
Company SEC Documents...........................................................................................3.7
Company Shareholder Approval....................................................................................3.5
Company Shareholders Meeting...................................................................................3.28
Company Subsidiaries............................................................................................3.2
Company Tenant ................................................................................................3.10
Company Title Insurance Policy.................................................................................3.10
Company Transaction Expenses....................................................................................7.2
Competing Agreement.............................................................................................6.6

                             INDEX OF DEFINED TERMS
                                   (Continued)


Defined Term                                                                                                Section
------------                                                                                                -------
Confidentiality Agreement.......................................................................................5.3
Constituent Entities............................................................................................1.1
Contract.......................................................................................................3.19
Corporate Law...................................................................................................1.1
Declaration.....................................................................................................3.1
Declaration Amendment...........................................................................................6.3
Defensive Measures..............................................................................................3.5
Delaware Certificate of Merger.............................................................................Recitals
Distribution Equivalent Right...................................................................................2.3
DLLCA...........................................................................................................1.1
Effective Time..................................................................................................1.3
Employee Plan..................................................................................................3.14
Environmental Laws.............................................................................................3.12
ERISA..........................................................................................................3.14
ERISA Affiliate................................................................................................3.14
Estimate........................................................................................................3.7
Excess Distributions............................................................................................2.1
Exchange Act....................................................................................................3.7
Exchange Fund...................................................................................................2.2
Financial Statement Date........................................................................................3.7
GAAP............................................................................................................3.7
Genesis.........................................................................................................3.1
Genesis Contract...............................................................................................3.25
Genesis Master Agreement .......................................................................................5.6
Genesis Ruling Request ........................................................................................3.16
Genesis Spin-off................................................................................................7.2
GHC.............................................................................................................3.1
Governmental Agency.............................................................................................3.6
Group Member...................................................................................................3.14
Hazardous Substances...........................................................................................3.12
Healthcare Lease...............................................................................................3.11
Indebtedness...................................................................................................3.19
Indemnified Parties.............................................................................................8.2
Insurance Policies.............................................................................................3.22
Intellectual Property..........................................................................................3.21
IRS............................................................................................................3.14
Knowledge.....................................................................................................10.10
Lease..........................................................................................................3.19
Legal Requirement...............................................................................................3.6
Liabilities.....................................................................................................3.7
Liens...........................................................................................................3.2
Maryland Articles of Merger................................................................................Recitals

                                      (ii)

                             INDEX OF DEFINED TERMS
                                   (Continued)

Defined Term                                                                                                Section
------------                                                                                                -------
Material Contract..............................................................................................3.19
Maximum Break-Up Fee............................................................................................9.3
Medicaid.......................................................................................................3.11
Medicare.......................................................................................................3.11
Merger.....................................................................................................Recitals
Merger Consideration............................................................................................2.1
MHFA Properties ...............................................................................................3.10
Multiemployer Plan.............................................................................................3.14
Order...........................................................................................................3.9
Ordinary Course of Business.....................................................................................3.8
Parent.....................................................................................................Preamble
Parent Expense Reimbursement....................................................................................9.3
Parent Material Adverse Effect..................................................................................4.1
Parent Permit...................................................................................................4.4
Paying Agent....................................................................................................2.2
PBGC...........................................................................................................3.14
Pension Plan...................................................................................................3.14
Permitted Liens................................................................................................3.10
Person..........................................................................................................3.2
Property Restrictions..........................................................................................3.10
Provider Agreements............................................................................................3.11
Proxy Statement.................................................................................................3.6
Qualifying Income...............................................................................................9.3
Regulation S-K ................................................................................................3.13
Regulation S-X..................................................................................................3.2
REIT...........................................................................................................3.16
REIT Dividend...................................................................................................6.8
REIT Requirements...............................................................................................9.3
Rent Roll......................................................................................................3.10
Representatives.................................................................................................5.3
Restricted Share Grants.........................................................................................3.3
Rights..........................................................................................................3.5
Rights Agreement................................................................................................3.5
SEC.............................................................................................................3.6
Securities Act..................................................................................................3.2
Space Lease....................................................................................................3.10
Stock Plan......................................................................................................2.3
Sub........................................................................................................Preamble
Subsidiary......................................................................................................3.2
Superior Acquisition Proposal...................................................................................6.6
Surviving Entity................................................................................................1.1
Tax Asset.......................................................................................................5.1

                                     (iii)

                             INDEX OF DEFINED TERMS
                                   (Continued)


Defined Term                                                                                                Section
------------                                                                                                -------
Tax Protection Agreement.......................................................................................3.19
Taxes..........................................................................................................3.16
Tenant Deliveries..............................................................................................3.11
Tenant Permits.................................................................................................3.11
Title 8.........................................................................................................1.1
Title IV Plan..................................................................................................3.14
Transfer........................................................................................................6.6
Transfer and Gains Taxes........................................................................................6.7
Unitholder Agreements......................................................................................Recitals
Voting Agreements..........................................................................................Recitals
Welfare Plan...................................................................................................3.14
338 Dividend....................................................................................................6.8

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 19, 2003, by and among VENTAS, INC., a Delaware corporation ("Parent"), VENTAS SUB, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Sub"), and ELDERTRUST, a Maryland real estate investment trust (the "Company").

                                R E C I T A L S:

         WHEREAS, the board of directors of Parent and the board of trustees of the Company deem it advisable and in the best interests of their respective equityholders for Parent and the Company to combine their businesses by the merger of Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger");

         WHEREAS, immediately prior to the Merger, Sub and the Company shall execute a Certificate of Merger in substantially the form attached hereto as Exhibit A (the "Delaware Certificate of Merger") and shall file such certificate in accordance with Delaware law to effectuate the Merger;

         WHEREAS, immediately prior to the Merger, Sub and the Company shall execute Articles of Merger in substantially the form attached hereto as Exhibit B (the "Maryland Articles of Merger" and together with the Delaware Certificate of Merger, the "Certificate of Merger") and shall file such articles in accordance with Maryland law to effectuate the Merger;

         WHEREAS, the Company has received a fairness opinion relating to the Merger, as more fully described herein;

         WHEREAS, as a condition and inducement to the willingness of Parent to enter into this Agreement, certain principal holders of common shares of beneficial interest in the Company, $.01 par value per share (the "Company Common Stock"), have entered into an agreement with Parent in the form attached hereto as Exhibit C (each, a "Voting Agreement"), pursuant to which such holders have (a) agreed, among other things, to vote their Company Common Stock in favor of the Merger and (b) granted to Parent an irrevocable proxy to vote their Company Common Stock upon the terms and conditions set forth therein;

         WHEREAS, as a condition and inducement to the willingness of Parent to enter into this Agreement, certain partners (excluding the Company) of ElderTrust Operating Limited Partnership, a Delaware limited partnership (the "Company Partnership") have entered into an agreement with Parent in the form attached hereto as Exhibit D (each, a "Unitholder Agreement"), pursuant to which such partners have agreed, among other things, to sell their partnership interest in the Company Partnership to Parent or Parent's designee for a consideration equal to the cash amount such holder would have received pursuant to this Agreement had he, she or it exchanged his, her or its partnership interest for Company Common Stock immediately prior to the Effective Time (as defined herein);

         WHEREAS, as a condition and inducement to the willingness of Parent to enter into this Agreement, the sole holder of Class C (LIHTC) Units ("Class C Units") in the Company Partnership has entered into an agreement with Parent in the form attached hereto as Exhibit E (the "Class C Amendment Agreement"), pursuant to which such holder has agreed, among other things, to amend the Second Amended and Restated Agreement of Limited Partnership of the Company Partnership, as amended, in accordance with the terms set forth therein, and take such other action to effect the changes to the rights afforded to the holder of the Class C Units as contemplated by the Class C Amendment Agreement; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the "DLLCA") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8" and, together with the DLLCA, "Corporate Law"), at the Effective Time (as defined below), Sub shall be merged with and into the Company, with the Company as the surviving entity (the "Surviving Entity") and a wholly-owned subsidiary of Parent. Sub and the Company are collectively referred to as the "Constituent Entities."

         Section 1.2. Closing. The closing of the Merger ("Closing") shall take place at 10:00 a.m. on the first Business Day after satisfaction of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), unless another date is agreed to in writing by the parties hereto (the "Closing Date"); provided, however, that even if all of such conditions have been satisfied, Parent shall have the right to delay the Closing Date for such period of time as will allow the Company to set a record date with regard to a 338 Dividend or REIT Dividend and make payment thereof immediately prior to the Effective Time, as contemplated by Section 6.8 hereof, in compliance with requirements of Law, rules of the New York Stock Exchange and the Company's Declaration. The Closing shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, unless another place is agreed to in writing by the parties hereto. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

         Section 1.3. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, Sub and the Company shall file the Certificate of Merger in accordance with Corporate Law, and shall make all other filings and recordings required under Corporate Law. The Merger shall become effective (the "Effective Time") on the date and at such time as shall be specified in the Certificate of Merger (or on the date the Certificate of Merger is accepted for record in accordance with Corporate Law if not set forth therein). The Merger shall have the effects specified in this

Agreement, the Certificate of Merger and the applicable provisions of Corporate Law. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date. Without limiting the generality of the foregoing and subject to the terms of this Agreement, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Entity.

         Section 1.4. Constituent Documents. The constituent documents of the Company in effect at the Effective Time shall be the constituent documents of the Surviving Entity.

         Section 1.5. Directors and Officers.

         (a) The officers of Sub at the Effective Time shall become the initial officers of the Surviving Entity as of the Effective Time, to hold office in accordance with the constituent documents of the Surviving Entity until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

         (b) The Company and Parent shall cause T. Richard Riney (or some other person designated by Parent) to be the initial trustee of the Surviving Entity as of the Effective Time, to hold office in accordance with the constituent documents of the Surviving Entity until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

         (c) Resignations will be tendered for all current trustees and officers of the Company effective upon the Effective Time.

                                  ARTICLE II.

                              MERGER CONSIDERATION;
                              CONVERSION OF SHARES

         Section 2.1. Effect of Merger on Equity. At the Effective Time by virtue of the Merger and without any action on the part of the Constituent Entities or the holders of any shares of capital stock or beneficial interests of the Constituent Entities:

         (a) Membership Interests of Sub. The membership interests of Sub issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into one hundred fully paid and non-assessable common shares of beneficial interest of the Surviving Entity, which shall constitute all of the issued and outstanding equity interests of the Surviving Entity immediately after the Effective Time of the Merger.

         (b) Treatment of Certain Company Common Stock. Each share of Company Common Stock that is owned by any Subsidiary of the Company or by Parent, Sub or any other controlled Affiliate of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         (c) Conversion of Company Common Stock.

                  (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall, by virtue of the Merger and without any further action on the part of the Constituent Entities or the holders of any membership interest of Sub or the holders of beneficial interest of the Company, be converted into the right to receive $12.50 in cash following the Merger, subject to adjustment as provided below (as adjusted, the "Merger Consideration"). If (x) from and after the date hereof, the Company declares or pays a dividend or distribution to its shareholders (including any 338 Dividend or REIT Dividend), but excluding those dividends and distributions permitted by clause (ii) of Section 6.8 (all such dividends or distributions, "Excess Distributions"), the Merger Consideration per share of Company Common Stock shall be reduced by the amount equal to the quotient obtained by dividing the aggregate amount of Excess Distributions by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time; and (y) the Closing shall not have occurred by May 31, 2004, the Merger Consideration per share of Company Common Stock shall be increased by an amount equal to the product of (a) $.72 divided by 365, multiplied by (b) the number of days that have elapsed from and including June 1, 2004 through but not including the Closing Date.

                  (ii) As of the Effective Time all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time evidenced any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Section 2.2. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

         (d) Rights. Unless the context indicates otherwise, all references herein to shares of Company Common Stock shall be deemed to include any accompanying Rights (as defined herein).

         Section 2.2. Exchange of Certificates.

         (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of Merger Consideration upon surrender of certificates evidencing Company Common Stock. At the Effective Time, Parent shall deposit, or cause the Surviving Entity to deposit, with the Paying Agent amounts in immediately available funds sufficient in the aggregate to provide cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) (such cash being hereinafter referred to as the "Exchange Fund"), upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid to Parent.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
     Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (by mail or made available for collection by hand if so elected by the surrendering shareholder) the amount of cash payable in respect of the shares of Company Common Stock theretofore evidenced by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

         (c) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this Article II; provided, however, that Parent or the Paying Agent may require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Entity with respect to such Certificate or ownership thereof.

         (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the transfer books of the Surviving Entity of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly evidencing shares of Company Common Stock are presented to the Surviving Entity or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration; provided, however, that Parent may cause the Surviving Entity to pay such claim for Merger Consideration.

         (f) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration would otherwise escheat to or become the property of any Governmental Agency), any such cash in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto.

         (g) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

         (h) Withholding Rights. Parent, the Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as Parent, the Surviving Entity or the Paying Agent may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Entity or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Entity or the Paying Agent.

         Section 2.3. Stock Plans.

         (a) The Company shall take all actions necessary to provide that, at the Effective Time, (i) each then outstanding option to purchase shares of Company Common Stock (a "Company Option"), whether granted under any of the Company's stock option plans referred to in Section 3.14, each as amended (collectively, the "Stock Plans"), or otherwise, and whether or not then exercisable or vested, shall be canceled and (ii) the Surviving Entity shall pay to such holders of Company Options an amount in cash with respect to each such Company Option equal to the product obtained by multiplying
     (A) the amount, if any, by which the Merger Consideration exceeds the exercise price relating to such Company Option, by (B) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding taxes). The aggregate amount to be paid pursuant to clause (ii) with respect to all Company Options (assuming that the Merger Consideration is $12.50) is $1,132,774. Prior to the Effective Time and contingent upon the consummation of the Merger, the Company shall notify each holder of a Company Option that (i) all outstanding Company Options that have not become fully vested prior to the Effective Time shall become fully vested immediately prior to the Effective Time and (ii) each such holder may exercise his or her Company Options prior to the Effective Time or such Company Options shall be canceled and cashed out in the manner set forth in clause (ii) above.

         (b) The Company shall take all actions necessary to provide that, at the Effective Time, (i) each then outstanding right that entitles the recipient to receive credits based on a cash distribution that would have been paid on Company Common Stock specified in such right, or other award to which it relates (a "Distribution Equivalent Right"), whether granted under any of the Company's Stock Plans or otherwise, shall be canceled and
     (ii) the Surviving Entity shall pay to the holders of Distribution Equivalent Rights an amount in cash equal to their accrued and unpaid distribution equivalents as of the Effective Time (such payment to be net of applicable withholding taxes). The Company represents and warrants that the total amount of shares of Company Common Stock specified in the Distribution Equivalent Rights is 74,000 and, as of November 30, 2003, the total unpaid and unreinvested distribution equivalents credited to the holders of Distribution Equivalent Rights shall be $22,147.

         (c) Prior to the Effective Time, the Company shall cause any restrictions imposed pursuant to any stock plan on any outstanding shares of Company Common Stock (such shares, "Company Restricted Shares") to lapse and each Company Restricted Share shall be subject to the same terms and conditions of this Agreement as other shares of Company Common Stock, including, but not limited to, Section 2.1(c) herein.

         (d) Except as otherwise agreed to by the parties, (i) the Company shall cause the Stock Plans to terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company of any interest in respect of the shares of beneficial interest of the Company shall be terminated and have no further force or effect as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no holder of Company Options or any participant in the Stock Plans or anyone otherwise shall have any right to acquire any equity securities or other interest in respect of the capital stock of the Company, the Surviving Entity or any Company Subsidiary (as defined herein).

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows:

         Section 3.1. Organization, Standing and Power of the Company.

         (a) The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted or currently proposed to be conducted.

         (b) Section 3.1(b) of the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") lists the jurisdictions in which the Company is qualified to do business as a foreign trust, which constitute all of the jurisdictions where the character of the properties owned or held under lease or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

         As used in this Agreement, a "Company Material Adverse Effect" shall mean any event, circumstance or development (i) that has or is reasonably likely to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations, cash flow, liabilities, prospects or operations of the Company and its Subsidiaries (as defined herein) taken as a whole (including, without limitation, (A) a material adverse effect on the ability of Genesis Healthcare Ventures, Inc. ("Genesis"; which term for purposes of this definition shall mean Genesis Healthcare Corporation ("GHC") after such time as the Genesis Spin-off (as defined herein) is consummated) or its Subsidiaries to perform their respective obligations under the Space Leases (as defined herein) to which they are a party or the guarantees thereof, provided, however, that the Genesis Spin-off, in and of itself, shall not be deemed to have such effect, and (B) to the extent otherwise having any of the foregoing material adverse effects on the Company and its Subsidiaries, any other materially adverse effect, event, circumstance or development with respect to the business, properties, assets, condition (financial or otherwise), results of operation, cash flow, liabilities, prospects or operations of Genesis and its Subsidiaries, taken as a whole), or (ii) that materially adversely affects the ability of the Company or Parent, as the case may be, to perform its obligations hereunder or consummate the Merger; excluding, however, in the case of clause
(i), any adverse effect arising from conditions in the United States economy or capital or financial markets generally or the effects of the public announcement of the pendency of the transactions contemplated hereby.

(c) The Company has delivered to Parent complete and correct copies of its Articles of Amendment and Restatement of Declaration of Trust including all amendments and supplements thereto (collectively, the "Declaration") and its Amended and Restated Bylaws as in effect as of the date of this Agreement (together with the Declaration, the "Company Organizational Documents").

         Section 3.2. The Company Subsidiaries.

         (a) Section 3.2 of the Company Disclosure Letter sets forth (i) each Subsidiary of the Company (the "Company Subsidiaries"), (ii) the legal form of each Company Subsidiary, including the state or country of formation,
     (iii) the ownership interest therein of the Company, if not wholly-owned, directly or indirectly, by the Company, and if not wholly-owned, the identity and the class and number of ownership interest of other owners of such Company Subsidiary, (iv) the real estate properties owned or under contract to be purchased by each Company Subsidiary, all real estate properties leased as lessee by each Company Subsidiary and separately setting forth each real estate property currently under development, (v) each jurisdiction in which each Company Subsidiary is required to be qualified or licensed to do business and (vi) each assumed name under which each Company Subsidiary conducts business in any jurisdiction. As used in this Agreement, "Subsidiary" of any Person means (x) any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person), either (A) owns capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or equivalent) of such Person, (B) controls the management of which, directly or indirectly through one or more intermediaries, or (C) directly or indirectly through Subsidiaries owns more than 50% of the equity interests, and (y) any "subsidiary" as such term is defined in
     Section 1-02(x) of Regulation S-X ("Regulation S-X") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity or Governmental Agency (as defined herein).

         (b) Except as set forth on Section 3.2 of the Company Disclosure Letter, (i) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by another Company Subsidiary, and (C) owned free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, deed of trust, deed to secure debt, right of first refusal, encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (collectively, "Liens"), and (ii) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary are owned free and clear of all Liens. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. True and correct copies of the Articles of Incorporation, By-Laws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Company Subsidiary, as amended to the date hereof, have been previously delivered to Parent.

         (c) With respect to each less than wholly-owned Subsidiary, except as set forth on Section 3.2 of the Company Disclosure Letter: (i) the Company or the relevant Company Subsidiary is a partner, member or stockholder in good standing in such less than wholly-owned Subsidiary; and (ii) neither the Company nor any of the Company Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in any such less than wholly-owned Subsidiary or to the interests owned or held by it, all of which agreements, documents and contracts are (x) set forth on Section 3.2 of the Company Disclosure Letter and (y) in full force and effect. To the Knowledge (as defined herein) of the Company, the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts, nor has the Company received any notice of any such material breach.

         Section 3.3. Capital Structure.

         (a) As of November 19, 2003, the authorized shares of beneficial interest of the Company consist of 100 million shares of Company Common Stock, of which 7,784,446 were issued and outstanding, and 20 million preferred shares of beneficial interest, par value $.01 per share (the "Company Preferred Stock"), of which none were issued and outstanding. On the date hereof, except as set forth in this Section 3.3 or Section 3.3 of the Company Disclosure Letter, no shares of Company Common Stock or other voting or equity securities of the Company were issued, reserved for issuance or outstanding.

         (b) Set forth on Section 3.3(b) of the Company Disclosure Letter is a true and complete list of each grant of Company Common Stock to employees which as of the date hereof are subject to any risk of forfeiture ("Restricted Share Grants") under the Stock Plans and a total thereof. The Restricted Share Grants are included in the number of outstanding shares of Company Common Stock set forth in Section 3.3(a). For each Restricted Share Grant, Section 3.3(b) of the Company Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of shares of Company Common Stock granted.

         (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the

     Company, or assets of any other entities exchangeable into Company Common Stock having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company shareholders may vote.

         (d) Except for Company Options to acquire 461,500 shares of Company Common Stock issued under the Stock Plans, the grantee, exercise price, number of shares, vesting schedule and term of which are listed on Section 3.3(d) of the Company Disclosure Letter and the Distribution Equivalent Rights referenced in Section 2.3(b), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (including, without limitation, distribution equivalent rights or phantom or other share awards) to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, capital stock, voting securities or other ownership interests or award in respect of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         (e) All dividends or distributions on the Company Common Stock which have been authorized or declared prior to the date hereof have been paid in full.

         Section 3.4. Other Interests. Except as set forth on Section 3.4 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities and Subsidiaries). With respect to such interests, except as set forth on Section
3.4 of the Company Disclosure Letter, the Company and each such Company Subsidiary is a partner, member or stockholder in good standing, and owns such interests free and clear of all Liens.

         Section 3.5. Authority; Board Action.

         (a) The Company has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of at least two-thirds (2/3) of the outstanding Company Common Stock entitled to vote thereon to approve the Merger (the "Company Shareholder Approval"), to consummate the transactions contemplated by this Agreement (including the Declaration Amendment (as defined below)). The execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated by this Agreement (including the Declaration Amendment) have been duly authorized by all necessary action on the part of the Company, subject to Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) The Board of Trustees (the "Board") of the Company (at a meeting duly called and held) has by the unanimous vote of all trustees present:
     (i) determined that the Merger is advisable and fair and in the best interests of the Company and the Company shareholders, (ii) approved the Merger in accordance with the provisions of Section 8-501.1(d) of Title 8 and the Declaration Amendment, (iii) recommended the approval of this Agreement, the Merger and the Declaration Amendment by the holders of Company Common Stock, (iv) provided that this Agreement has not been terminated pursuant to Section 9.1 hereof, directed that the Merger be submitted for consideration by the Company shareholders at the Company Shareholders Meeting even if the Board later withdraws its recommendation, as authorized by Section 8-501.1(f) of Title 8, (v) taken all necessary steps to render the following (the "Defensive Measures") inapplicable to the Merger, the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement and the transactions contemplated by this Agreement (including the Declaration Amendment), the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement: (A) Article 7 of the Declaration, (B) the rights (the "Rights") issued pursuant to the terms of that certain Rights Agreement, dated as of October 13, 1999, between the Company and First Union National Bank, as rights agent (the "Rights Agreement"), (C) Subtitle 6 (the Maryland Business Combination Act), Subtitle 7 (the Maryland Control Share Acquisition Act), and Subtitle 8 of Title 3 of the Maryland General Corporation Law, and (D) any other "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation that may purport to be applicable to the Merger, the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement and the transactions contemplated by this Agreement (including the Declaration Amendment), the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement.

         (c) No Defensive Measure is applicable to the Merger, the Declaration Amendment, the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement and the transactions contemplated by this Agreement, the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement.

         Section 3.6. No Conflict or Violation; Consents. Except (i) as disclosed on the appropriate subsection of Section 3.6 of the Company Disclosure Letter and (ii) in the case of paragraphs (b), (c), (d) and (g): for (A) the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement to be filed with the SEC in connection with the Merger (the "Proxy Statement"), (B) the filing and acceptance for record of the Certificate of Merger as required by applicable Corporate Law, (C) such filings as may be required in connection with the payment of any transfer and gains taxes and (D) filings required to be made by the Company with the SEC under the Exchange Act (as defined herein) with respect to the public announcement of the pendency of the transactions contemplated hereby, neither the execution and delivery of this Agreement, the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement nor the consummation or performance of any of the transactions contemplated hereby or thereby (including the Declaration Amendment) will, directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with, or result in a violation of (i) any provision of the Company Organizational Documents, or (ii) any resolution adopted by the Board or the Company shareholders;

         (b) contravene, conflict with, result in a violation of, or give (i) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (ii) any governmental agency, authority, board, bureau, commission, department or instrumentality, (iii) any court or administrative tribunal, (iv) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (v) any arbitration tribunal or other non-governmental authority with applicable jurisdiction ("Governmental Agency") or other Person the right to challenge any of the transactions contemplated hereby and thereby or to exercise any remedy or obtain any relief under, any constitution, law, rule, ordinance, permit, principle of common law, regulation, statute, treaty, judgment, decree or order ("Legal Requirement") to which the Company, the Company Subsidiaries, or any of the assets owned or used by the Company or the Company Subsidiaries, may be subject;

         (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Legal Requirement with respect to the Company, the Company Subsidiaries or any of their respective operations or assets, including, without limitation, certificates of occupancy and certificates of need for the Company Properties (as defined herein) ("Company Permit"), except as would not reasonably be expected to have a Company Material Adverse Effect or prevent or delay in any material respect the consummation of the Merger (a "Company Prohibited Effect");

         (d) to the Knowledge of the Company, cause the Company, Parent or Sub to become subject to, or to become liable for the payment of, any Tax (as defined below), other than Transfer and Gains Taxes;

         (e) with respect to any Material Contract (as defined below), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify such Material Contract;

         (f) result in the imposition or creation of any Lien (other than Permitted Liens) upon or with respect to any of the assets owned or used by the Company; or

         (g) require the consent, approval, or authorization of, or registration or filing with, or notice to, any Governmental Agency or any other Person.

         Section 3.7. SEC Documents; Financial Statements; Undisclosed Liabilities.

         (a) The Company has filed all reports, schedules, forms, statements and other documents (the "Company SEC Documents") required to be filed with the SEC since January 1, 2000 through the date hereof under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the Company Subsidiaries is required to file any reports or other documents with the SEC.

         (b) As of their respective filing dates, the Company SEC Documents and any forms, reports and other documents filed by the Company with the SEC after the date hereof: (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to information included in the Company SEC Documents that was provided in writing by Parent or Sub.

         (c) The Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year ended December 31, 2002 was zero dollars and the Company's estimated real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) for the year ended December 31, 2003 (the "Estimate") is as set forth in Section
     3.7 of the Company Disclosure Letter. Section 3.7 of the Company Disclosure Letter provides, in reasonable detail, the Company's calculation of the Estimate for the year ended December 31, 2003. The Estimate represents the Company's reasonable good faith estimate as of the date of this Agreement of the estimated real estate investment trust taxable income of the Company for the year ended December 31, 2003 and has been prepared on the basis of the assumptions set forth in Section 3.7 of the Company Disclosure Letter, which the Company believes are fair and reasonable in light of the historical financial information relevant to the Estimate and current and reasonably foreseeable factors.

         (d) The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of the Company and its consolidated subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (e) The Company has no Company Subsidiaries that are not consolidated for accounting purposes.

         (f) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) (collectively, "Liabilities") that are material, other than Liabilities to the extent (i) reserved for on the audited balance sheet included in the audited financial statements of the Company as of December 31, 2002 (the "Financial Statement Date") contained in the Company SEC Documents (the "Company Audited Financials"), (ii) incurred in the Ordinary Course of Business (as defined herein) after the Financial Statement Date, and which individually or in the aggregate are not reasonably expected to have a Company Material Adverse Effect, (iii) relating to performance obligations, under Leases and Contracts (as defined below) in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on a regularly prepared balance sheet, or (iv) as set forth on
     Section 3.7(f) of the Company Disclosure Letter.

         Section 3.8. Absence of Certain Changes or Events. Except as disclosed on Section 3.8 of the Company Disclosure Letter or the Company SEC Documents, since the Financial Statement Date, the Company and the Company Subsidiaries:
(a) have conducted their business only in the "Ordinary Course of Business," meaning consistent with the past practices of the Company and taken in the ordinary course of the normal day-to-day operations of the Company; and (b) there has not been (i) any Company Material Adverse Effect, (ii) any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Effect or (iii) any action which would have constituted a breach of Section 5.1 if such Section 5.1 had applied since the Financial Statement Date.

         Section 3.9. Litigation. Except as disclosed on Section 3.9 of the Company Disclosure Letter, as of the date hereof there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (including, but not limited to suits, actions or proceedings with respect to which the Company or any Company Subsidiary may be indemnified by a Company Tenant) involving, affecting or relating to any assets, properties or operations of the Company or any Company Subsidiary or the transactions contemplated by this Agreement that could reasonably be expected to have a Company Material Adverse Effect. Section 3.9 of the Company Disclosure Letter includes in each case a brief summary of any such claim or threatened claim and, to the Knowledge of the Company, any suit, action or proceeding pending or threatened against any Company Tenant under a Healthcare Lease (as defined below). Except as disclosed on Section 3.9 of the Company Disclosure Letter, there is no judgment, decree, injunction, rule or order (an "Order") of any Governmental Agency or arbitrator outstanding against the Company or any Company Subsidiary or, to the Knowledge of the Company, any Company Tenant. Except as disclosed on Section 3.9 of the Company Disclosure Letter, no claim is pending or has been made within the last five (5) years under any trustees' or officers' liability insurance policy maintained at any time by the Company or any of the Company Subsidiaries.

         Section 3.10. Properties.

         (a) Section 3.10(a) of the Company Disclosure Letter identifies all real property owned by the Company or the Company Subsidiaries (the "Company Owned Properties"). Section 3.10(a) of the Company Disclosure Letter identifies all real property leased by the Company or the Company Subsidiaries as lessee or sublessee (the "Company Leased Properties" together with the Company Owned Properties, the "Company Properties").
     Section 3.10(a) of the Company Disclosure Letter lists every real property for which the Company or the Company Subsidiaries has a Contract to buy or lease any real property at some future date. Except as provided on Section 3.10(a) of the Company Disclosure Letter, the Company or the Company Subsidiary set forth on Section 3.10(a) of the Company Disclosure Letter owns fee simple title to each of the Company Owned Properties and has a valid leasehold interest in each of the Company Leased Properties free and clear of any rights of way, easements, encumbrances written agreements or reservations of an interest in title (collectively, "Property Restrictions") and other Liens, except for the following (collectively, the "Permitted Liens"): (i) Property Restrictions imposed or promulgated by Legal Requirements with respect to real property and improvements, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (ii) Liens and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Parent), except for those Liens set forth on Section 3.10(a)(ii) of the Disclosure Letter (which Liens no longer encumber the Company Properties), (iii) mechanics', carriers', workmen's, repairmen's and similar Liens, incurred in the Ordinary Course of Business and which
     (x) are not yet due and payable, (y) are duly budgeted to be paid and (z) do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, (iv) Liens for Taxes that are not yet due and payable,
     (v) any current Liens for indebtedness related to the Company Properties set forth on Section 3.10(a) of the Company Disclosure Letter, and (vi) the Space Leases (as defined herein); provided further that no Lien not in existence on the date hereof or Property Restriction (except for those described in clauses (i), (iii), (iv), (v) and (vi) above) shall be a Permitted Lien if it will materially impair business operations conducted by the Company and the Company Subsidiaries. To the Knowledge of the Company or the Company Subsidiaries, each Company Permit or other agreement, easement or other right (such agreement shall be included as a Material Contract (as defined herein)) which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has been obtained and is in full force and effect.

         (b) Section 3.10(b) of the Company Disclosure Letter lists each of the Company Properties which are under development as of the date hereof and describes the status of such development as of the date hereof.

         (c) Section 3.10(c) of the Company Disclosure Letter lists each policy of title insurance for the Company Properties (each a "Company Title Insurance Policy"), including the insurer and policy number of such Company

     Title Insurance Policy. Except as provided on Section 3.10(c) of the Company Disclosure Letter, each Company Title Insurance Policy has been issued insuring the Company's or the applicable Company Subsidiary's fee simple title to the applicable Company Owned Properties or leasehold interests in the applicable Company Leased Properties in amounts at least equal to the purchase price thereof paid by the Company or the Company Subsidiary therefor (or the value of the leasehold interest at the time of entering into the applicable Lease), subject only to Permitted Liens, and such policies are, at the date hereof, valid, in full force and effect and no claim has been made against any such policy. A true and correct copy of each Company Title Insurance Policy and back-up document referred to in each Company Title Insurance Policy has been previously delivered to Parent. Section 3.10(c) of the Company Disclosure Letter lists each survey for the Company Properties and a true and correct copy of each such survey has been previously delivered to Parent.

         (d) Except as provided on Section 3.10(d) of the Company Disclosure Letter, the Company has no Knowledge (i) of any material structural defects relating to any Company Property which costs more than $100,000 to repair;
     (ii) of any Company Property whose building systems are not in working order in any material respect and costs more than $100,000 to repair; (iii) of any physical damage to any Company Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration;
     (iv) of any current renovation or uninsured restoration to any Company Property the cost of which exceeds $250,000; or (v) of items referred to in
     Section 3.10(d) (without giving effect to the dollar thresholds set forth therein) which aggregate for the Company and the Company Subsidiaries more than $300,000.

         (e) Except as set forth on Section 3.10(e) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any written notice nor has Knowledge to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (ii) any zoning, building or similar Legal Requirement is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

         (f) Except as set forth on Section 3.10(f) of the Company Disclosure Letter, none of the Company Properties are managed by the Company or a wholly-owned Company Subsidiary.

         (g) The rent roll of the Company Properties as of the date hereof that is set forth on Section 3.10(g) of the Company Disclosure Letter (the "Rent Roll") lists each Lease under which the Company or a Company Subsidiary is the lessor or the sublessor (a "Space Lease"). No Person occupies any portion of the Company Properties except pursuant to a Space Lease and no Space Lease has been assigned or sublet except as set forth on the Rent Roll. All information set forth in the Rent Roll is true, correct and complete as of the date hereof. The Company has delivered to Parent true, correct and complete copies of all Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in a delinquency report made available to Parent, none of the Company or any Company Subsidiary, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in material default under any Space Lease or but for the passage of time or giving of notice (or both) would be in material default and neither Company nor any Company Subsidiary has received or issued any written notice of any default under any Space Lease. No tenant under any Space Lease (a "Company Tenant") has been promised or given a loan by the Company or any Company Subsidiary. None of the Company and the Company Subsidiaries has received any advance payment of rent (other than for the current month) on account of any of the Space Leases except as shown on
     Section 3.10(g) of the Company Disclosure Letter. The Rent Roll discloses all security and other deposits made by each Company Tenant which have not duly been applied as of the date hereof. Except as set forth on Section 3.10(g) of the Company Disclosure Letter, no Company Tenant is currently contesting or has successfully contested amounts due under any Space Lease as additional rent or otherwise.

         (h) Except as set forth on Section 3.10(h) of the Company Disclosure Letter, all material work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Agency in connection with a site approval, zoning reclassification or other similar action relating to any of the Company Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, and the Company has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such agreements. Except as set forth on Section 3.10(h) of the Company Disclosure Letter, all material work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any Space Lease have been performed, paid or taken, as the case may be, and the Company has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such Space Leases.

         (i) There are no Tax abatements or exemptions specifically affecting the Company Properties, and the Company and the Company Subsidiaries have not received any written notice of (and the Company and the Company Subsidiaries do not have any Knowledge of) any proposed increase in the assessed valuation of any of the Company Properties or of any proposed public improvement assessments.

         (j) The Company or a Company Subsidiary has good title to all material personal property, free and clear of all Liens, except for Liens that are immaterial or relate to debt and encumbrances which do not materially detract from the value of such property.

         (k) The Company has delivered to Parent true, correct and complete copies of all of the outstanding notes and amended and restated notes evidencing indebtedness of the Company and the Company Subsidiaries in relation to, or arising out of, any bond financing provided by the Massachusetts Housing Finance Authority with respect to any or all of those certain properties identified in Section 3.2(a) of the Company Disclosure Letter as owned by ET Sub-Cleveland Circle, LLC, ET Sub-Vernon Court, LLC, and ET Sub-Cabot Park, LLC (collectively, the "MHFA Properties"), and there exists no bond financing indebtedness relative to such properties other than the indebtedness evidenced by such notes.

         Section 3.11. Tenant Matters.

         (a) To the Company's Knowledge, each Company Tenant under any lease of any Company Property that is operated by the tenant under the applicable Space Lease as a healthcare or healthcare-related facility, including, without limitation, skilled nursing facilities and assisted living facilities (each such lease, a "Healthcare Lease"), is operating the applicable Company Property pursuant to and in compliance with all material Legal Requirements, permits, licenses, regulatory approvals, certificates of public need, accreditations and comparable authorizations from all applicable Governmental Agencies necessary or advisable for the use, operation and maintenance of the applicable Company Property (collectively, "Tenant Permits"). To the Company's Knowledge, no Company Tenant under a Healthcare Lease is the subject of any investigation, proceeding or examination by any Government Agency concerning an actual or alleged violation of any Legal Requirement or Tenant Permit or any provider agreement held by or issued to any Company Tenant or any Company Property under which such Company Tenant is eligible to receive payment under Title XVIII of the Social Security Act ("Medicare"), Title XIX of the Social Security Act ("Medicaid") or any other third party payor programs of any Governmental Agency or any private or quasi-private healthcare reimbursement or private payor programs (including so-called "HMO" and "PPO" programs) or any other agreement, arrangement, program or understanding with any Governmental Agency or private organization pursuant to which such Company Tenant or such Company Property qualifies for payment or reimbursement for medical or therapeutic care or other goods or services rendered or supplied to any resident (collectively, "Provider Agreements").

         (b) The Company has delivered or made available to Parent true and complete copies of (i) all reports, financial statements, correspondence, evidence of insurance, and all other deliveries made, to the Knowledge of the Company, by a Company Tenant to the Company or its Subsidiaries within the 18 months prior to this Agreement pursuant to a requirement under a Space Lease and, in any event, all such deliveries made within the 12 months prior to this Agreement, and (ii) all other material reports, financial statements, correspondence, evidence of insurance, and all other deliveries made, to the Knowledge of the Company, by a Company Tenant to the Company or its Subsidiaries within the 18 months prior to this Agreement, whether or not the same were required to be delivered pursuant to the applicable Space Lease and, in any event, all such deliveries made within the 12 months prior to this Agreement, including, without limitation, monthly financial statements and other reports, materials and information concerning each such Company Tenant's business operations and compliance with Legal Requirements, Tenant Permits and Provider Agreements, including, but not limited to, Medicare and Medicaid cost reports, and all correspondence relating thereto or to the applicable Company Property (the items referred to in clauses (i) and (ii) are referred to collectively as "Tenant Deliveries"); provided further that any and all financial, regulatory or legal items shall be deemed for purposes of this sentence to be material. To the Company's Knowledge, no Tenant Delivery, including, without limitation, financial information, delivered to the Company prior to the date hereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 3.12. Environmental Matters. The Company has delivered or made available to Parent true and complete copies of the most recent environmental documents with respect to the subject matter contained therein listed on Section
3.12 of the Company Disclosure Letter (the "Company Environmental Reports"). To the Company's Knowledge, the Company Environmental Reports constitute all material environmental documents (including, without limitation, all most recent versions of environmental investigations and testing or analysis made by or on behalf of the Company or any of the Company Subsidiaries) with respect to the Company and the Company Subsidiaries, their past and present operations, and the Company Properties in the possession or control of the Company or any Company Subsidiary. With respect to each Company Property (which for purposes of this Section 3.12 shall include all real property formerly owned, operated or leased by the Company or a Company Subsidiary during the period of such ownership, operation or lease; provided, however, that with respect to such real property formerly owned, operated or leased by the Company or a Company Subsidiary, the Company's representations and warranties contained in this Section 3.12, shall speak only as to the Company's Knowledge), (i) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated or processed on or about any Company Property by the Company, any Company Subsidiary or, to the Knowledge of the Company, any other Person except in compliance with Environmental Law and in the Ordinary Course of Business; (ii) there has been
(A) no circumstance constituting a threatened release that is reasonably likely to result in liability under Environmental Laws and (B) no release, in each case, of any Hazardous Substance on, in, under, or from any Company Property which requires any disclosure, investigation, remediation, monitoring, maintenance, abatement or deed or use restriction, or which will give rise to any other Liability or diminution in value under any Environmental Laws; (iii) the Company has not arranged for the disposal of any Hazardous Substance at, or transported any Hazardous Substance to any site for which the Company is or may be liable under Environmental Laws; (iv) the Company Property and the business conducted thereon are not in violation of Environmental Laws by the Company, any Company Subsidiary or, to the Knowledge of the Company, any other Person; (v) the Company has not received any notice of violation or potential liability under any Environmental Laws from any Person or any Governmental Agency inquiry, request for information, or demand letter under any Environmental Law relating to operations or Company Properties, nor is the Company subject to any orders, agreements, settlements or other such obligations arising under Environmental Laws, nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Company's Knowledge, threatened against the Company under any Environmental Law; (vi) no Lien has been or, to the Company's Knowledge, is reasonably expected to be recorded on any Company Property by any Governmental Agency under any Environmental Law; (vii) none of the Company Properties contain any wetlands, underground storage tanks (active, inactive or abandoned) or friable asbestos or friable asbestos-containing materials; and (viii) the transactions contemplated by this Agreement are not subject to and will not trigger any requirement under Environmental Law to provide notice to a Governmental Agency of the transaction or conduct any environmental investigation and/or remediation of the Company Properties.

         (a) "Environmental Laws" shall mean any Legal Requirement relating to:
     (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into the ambient environment; (ii) the treatment, storage, disposal, manufacture, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks; or (iv) otherwise relating to pollution or the protection of human health, the environment and natural resources.

         (b) "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials potentially harmful to human health, the environment or natural resources or otherwise regulated or defined or designated as hazardous, extremely hazardous or toxic pursuant to any Environmental Law, including, without limitation:

                  (i) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11011 et seq., the Safe Drinking Water Act, 33 U.S.C. Section 300f et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Atomic Energy Act, 42 U.S.C. Section 22011 et seq., and the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq.;

                  (ii) petroleum and petroleum products including crude oil and any fractions thereof;

                  (iii) natural gas, synthetic gas, and any mixtures thereof;
         and

                  (iv) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls, asbestos-containing materials and toxic mold.

         Section 3.13. Related Party Transactions. Set forth on Section 3.13 of the Company Disclosure Letter is a list of all Contracts entered into by the Company or any Company Subsidiary under which continuing obligations exist with
(i) any consultant or any investment banker or financial advisor, in each case, relating to any material obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations), (ii) any Person who is an officer, trustee (or person occupying a similar position in any other entity) or Affiliate (as defined below) of the Company or any of the Company Subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act ("Regulation S-K") of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (iii) any Person who acquired Company Common Stock in a private placement within the preceding three years. Such documents, true and correct copies of all of which have previously been delivered to Parent, are listed on Section 3.13 of the Company Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

         Section 3.14. Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA"), and any welfare plan ("Welfare Plan") as defined in Section 3(1) of ERISA), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by the Company or the Company Subsidiaries (each a "Group Member") and covering any Group Member's active or former employees (or their beneficiaries), (ii) to which any Group Member is a party or by which any Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Group Member may otherwise have any material Liability (whether or not such Group Member still maintains such Employee Plan). Each Employee Plan is listed on Section 3.14(a) of the Company Disclosure Letter.

         (a) Except as disclosed on Section 3.14 of the Company Disclosure Letter, no Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or
     Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

         (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable Legal Requirement governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such Legal Requirements, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such Legal Requirements. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Pension Plan meets the applicable requirements of Section 401(a) of the Code and that the trust associated with such Pension Plan is tax exempt under Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Agency with respect to any Employee Plan have been filed or are pending, the Company has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of the Company, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

                  (i) all Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any Legal Requirement or Governmental Agency (including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Group Member has incurred any material Liability in connection with such filings;

                  (ii) all Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Group Member has incurred any material Liability in connection with such deliveries;

                  (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                  (iv) with respect to each such Employee Plan, to the extent applicable, the Company has previously delivered or made available to Parent true and complete copies of (A) plan documents, or any and all other material documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and
         (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

         (c) With respect to each Employee Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

         (d) None of the Employee Plans is a multiemployer plan, as defined in
     Section 3(37) of ERISA ("Multiemployer Plan"). None of the Group Members or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with any Group Member under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that would be expected to result in any such Liability to any Group Member or ERISA Affiliate.

         (e) Except as disclosed on Section 3.14(e) of the Company Disclosure Letter, (i) none of the Employee Plans is a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA ("Title IV Plan"), (ii) the assets and liabilities in respect of the accrued benefits of any Title IV Plan disclosed on Section 3.14(e) of the Company Disclosure Letter, as set forth in the most recent actuarial valuation report prepared by such plan's actuary, fairly present the funded status of such plan in all material respects, and (iii) since the date of such valuation report there has been no material adverse change in the funded status of any such Title IV Plan. With respect to each Title IV Plan sponsored by, or to which contributions are required of, any Group Member or ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. None of the Group Members or any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to a trustee appointed under
     Section 4042 of ERISA, and no events have occurred and no circumstances exist that would be expected to result in any such Liability to any Group Member or ERISA Affiliate. There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Title IV Plan that would require the giving of notice to the PBGC or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA. None of the Group Members or any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA that would be expected to result in Liability to any Group Member with respect to any Title IV Plan. All premiums due the PBGC with respect to any Title IV Plan have been paid when due.

         (f) With respect to each Pension Plan maintained or sponsored by any Controlled Group Member, such plans provide the plan sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

         (g) Except as disclosed on Section 3.14(e) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment (including any payment made pursuant to Section 2.3(a) herein) by the Company or any of its Subsidiaries of any "excess parachute payments" within the meaning of Section 280G of the Code or that would be nondeductible under Section 162(m) of the Code.

         Section 3.15. Employee Matters.

         (a) Section 3.15(a) of the Company Disclosure Letter lists the employee handbooks of the Company and each of the Company Subsidiaries currently in effect. A copy of each such employee handbook has previously been delivered to Parent. Such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of the Company and the Company Subsidiaries. Neither the Company nor any of the Company

     Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has the Company or any of the Company Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of the Company's or the Company Subsidiaries' employees. To the Knowledge of the Company there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

         (b) Set forth on Section 3.15(b) of the Company Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which will become payable, accelerated or vested to or in each employee, officer or trustee (or person occupying a similar position in any other entity) of the Company or any Company Subsidiary as a result of the Merger (other than the Merger Consideration payable to such persons solely as a result of such person's ownership of Company Common Stock or payments made to such persons pursuant to the terms of this Agreement solely as a result of such person's ownership of Company Options or Distribution Equivalent Rights). Except as described on Section 3.15(b) of the Company Disclosure Letter, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, either alone or upon the occurrence of subsequent events, with respect to any employee, officer or trustee (or person occupying a similar position in any other entity) of the Company or any Company Subsidiary.

         Section 3.16. Taxes.

         (a) Each of the Company and the Company Subsidiaries has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Agency having authority to do so) and has paid (or the Company has paid on its behalf) all Taxes required to be paid by it except (i) as set forth on Section 3.16 of the Company Disclosure Letter, or (ii) as regards Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable the Company Subsidiary has set aside on its books adequate reserves. Such Tax returns and reports are true, correct and complete. The Company Audited Financials reflect an adequate reserve for all Taxes payable or accrued by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the Financial Statement Date. Since the Financial Statement Date, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any Company Subsidiary has incurred any liability for Taxes other than in the Ordinary Course of Business. The Company has established in its books and records reserves or accrued liabilities or expenses that are adequate for payment of all Taxes for which the Company or any Company Subsidiary is liable but are not yet due and payable. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. No deficiency for any Taxes has been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS or any state, local or foreign taxing authority, or, to the Knowledge of the Company, threatened. No waiver of the time to assess any such Taxes has been executed by the Company or any the Company Subsidiary and, to the Knowledge of the Company, no requests for such waivers are pending.

         (b) All Taxes which the Company or Company Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to an employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Agency or are held in separate bank accounts for such purpose. There are no encumbrances for Taxes upon the assets of the Company or the Company Subsidiaries except for statutory encumbrances for Taxes not yet due. For purposes of this Agreement, "Taxes" shall mean any federal, state, local, foreign or other tax, assessment, levy, lien or charge, including, without limitation, any income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, property gains, registration, capital stock, value added, single business, occupation, workers' compensation, alternative or add-on minimum, estimated, or other tax, including, without limitation any interest, penalties or additions thereto and water or sewer charges or rents.

         (c) None of the Company or any Company Subsidiary has any liability for the Taxes of any Person other than the Company or Company Subsidiaries and the Company and Company Subsidiaries do not have any Liability for the Taxes of any Person other than the Company or Company Subsidiaries either
     (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or (ii) to the Knowledge of the Company as a transferee or successor.

         (d) None of the Company or any Company Subsidiary has any Liability for the Taxes of any Person other than the Company or Company Subsidiaries and the Company and Company Subsidiaries do not have any Liability for the Taxes of any Person other than the Company or Company Subsidiaries under any tax sharing or tax indemnity agreements.

         (e) The Company and each Company Subsidiary that is a U.S. corporation has disclosed to the IRS all positions taken on their federal income Tax returns which could give rise to a substantial understatement of Tax under
     Section 6662 of the Code.

         (f) The Company (i) has since its tax year ended December 31, 1998 qualified as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code, (ii) has operated since the Financial Statement Date in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2003, or the Closing Date and, if later, for the taxable year of the Company ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents or other amounts paid by tenants of the Properties to be excluded from the definition of "rents from real property" or (B) result in a challenge to its status as a REIT and, to the Company's Knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership, joint venture, limited liability company or other entity other than a corporation (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. Each Company Subsidiary which is a corporation or treated as an association taxable as a corporation and any Person in which the Company owns 10% or more, by vote or by value, of such Person's securities, is and has been since its formation or acquisition by the Company a qualified REIT subsidiary under
     Section 856(i) of the Code, or is and has been a "taxable REIT subsidiary" under Section 856(l) of the Code. Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of Treas. Reg.ss. 1.337(d)-5, Treas. Reg.ss. 1.337(d)-6 or Treas. Reg.ss. 1.337(d)-7.

         (g) To the Company's Knowledge, as of the date hereof, the Company is a "domestically-controlled" REIT within the meaning of Section 897(h) of the Code.

         (h) Except as set forth on Section 3.16 of the Company Disclosure Letter (such request set forth on Section 3.16 of the Company Disclosure Letter being referred to in this Agreement as the "Genesis Ruling Request"), neither the Company nor any Company Subsidiary has pending any request for a tax ruling with a taxing authority. The Company has delivered to Parent true and correct copies of the Genesis Ruling Request, together with all related correspondence and supplemental submissions related thereto. To the Knowledge of the Company, except as has been delivered or made available to Parent, (i) neither the Company nor any Company Subsidiary has received any correspondence or other communication from, or sent any correspondence or other communication to, the IRS relating to tax credits for MHFA Properties; and (ii) neither the Company nor any Company Subsidiary is aware or in possession of any correspondence or other communications between the IRS and any other party relating to any Company Property relating to tax credits for MHFA Properties.

         Section 3.17. Condition and Compliance of Property. The assets of the Company and its Subsidiaries: (i) in the aggregate are adequate to conduct the operations of the Company and its Subsidiaries in substantially the manner currently conducted and (ii) have been maintained in accordance with the Company's and its Subsidiaries' historical practices since December 31, 2002 in all material respects. Except as set forth on Section 3.10(d) of the Company Disclosure Letter, each building and other improvement on a Company Property is in good operating condition, ordinary wear and tear excepted, and is suitable and sufficient for the operation of the business currently conducted thereon.

         Section 3.18. Compliance with Legal Requirements.

         (a) Except as set forth on Section 3.18(a) of the Company Disclosure Letter or in the Company SEC Documents, the Company and the Company Subsidiaries have complied with all applicable Legal Requirements, except as would not have a Company Material Adverse Effect, and have not received any notice of violation of any such Legal Requirement.

         (b) The Company and its Subsidiaries possess each Company Permit, including the certificate of occupancy for each Company Property, that is necessary or appropriate for the operations of the Company and the Company Subsidiaries as currently or currently proposed to be conducted. All Company Permits are in full force and effect and no proceeding is pending or, to the Knowledge of the Company, threatened, to revoke or limit any Company Permit. Except as set forth on Section 3.18(b) of the Company Disclosure Letter:

                  (i) the Company is, and at all times since the Financial Statement Date has been, in compliance in all material respects with all of the terms and requirements of each Company Permit; and

                  (ii) since the Financial Statement Date, neither the Company nor any Company Subsidiary has received any notice or other communication (whether oral or written) from any Governmental Agency or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any material Company Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Company Permit.

         Section 3.19. Contracts.

         (a) Except as specifically listed on the appropriate subsection of
     Section 3.19(a) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by any (each of the following, collectively with all contracts, agreements, commitments, instruments and guaranties to which the Company or any Company Subsidiary is a party ("Contract"), including leases and subleases, together with any amendments thereto and any guaranties, or subordination, nondisturbance and attornment agreements, with respect to all real property leased by the Company or its Subsidiaries as lessor or lessee ("Lease") and the other agreements or instruments listed on Section 3.13 of the Company Disclosure Letter, being a "Material Contract"):

                  (i) Space Lease;

                  (ii) Lease other than a Space Lease;

                  (iii) mortgage, indenture, note, or installment obligation, or other instrument or Contract for or relating to Indebtedness or which restricts any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Company Properties; for purposes of this Agreement, "Indebtedness" means: (A) indebtedness for borrowed money, whether secured or unsecured, (B) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, (E) obligations secured by Liens on assets of the Company or any Company Subsidiary whether or not the Company or any Company Subsidiary is an obligor with respect to the underlying obligations, (F) guarantees of any such indebtedness of any other Person and (G) any other obligation required by GAAP to be treated as indebtedness;

                  (iv) Contract relating to the service, supply, development, construction, maintenance or management of any of the Company Properties;

                  (v) Contract relating to management of real property other than Company Properties;

                  (vi) Contract relating to the development or construction of, or additions or expansions to, any Company Properties under which the Company or any of the Company Subsidiaries currently has, or expects to incur, an obligation in excess of $100,000;

                  (vii) Contract providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, any Company Property or Company Properties or other real estate;

                  (viii) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of real estate or other assets;

                  (ix) Contract (A) that both (I) has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to any Company Subsidiary that is treated as a partnership for federal income tax purposes, and
         (II) (x) prohibits or restricts in any manner the disposition of any assets of the Company or any Company Subsidiary, (including, without limitation, requiring the Company or any Company Subsidiary to indemnify any person for any Tax Liabilities resulting from any such disposition), (y) requires that the Company or any Company Subsidiary maintain, or put in place, or replace, Indebtedness, whether or not secured by one or more of the Company Properties, or (z) requires that the Company or any Company Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for Indebtedness or other Liabilities of the Company or any Company Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of the Company or a Company Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of the Company or any Company Subsidiary under Section 752 of the Code (collectively, "Tax Protection Agreements");

                  (x) Contract requiring the Company or any Company Subsidiary to provide any funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person;

                  (xi) Contract for the sale or lease of any of its assets other than in the Ordinary Course of Business;

                  (xii) Contract imposing non-competition or exclusive dealing obligations on it or limiting the names or the geographic location in which the Company or any Company Subsidiary may conduct its business;

                  (xiii) Contract or agreement for the employment of any stockholder, trustee (or person occupying a similar position in any other entity), officer, consultant or key employee not terminable without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

                  (xiv) Contract relating to an interest in a Person other than a Subsidiary;

                  (xv) Contract relating to cleanup, abatement or other actions in connection with environmental liabilities; or

                  (xvi) Contract which (A) involves future payment by or to the Company or any Company Subsidiary in excess of $50,000 or (B) is otherwise material to the extent relating to the conduct of the business of the Company.

         (b) Each Material Contract is (i) valid, binding and enforceable against the Company or the Company Subsidiary party thereto, and to the Company's Knowledge the other parties thereto, in accordance with its terms, and (ii) in full force and effect. The Company or the Company Subsidiary party thereto has performed all material obligations required to be performed by it under each of the Material Contracts. Except as set forth on Section 3.19(b) of the Company Disclosure Letter, neither the Company, any Company Subsidiary, nor, to the Company's Knowledge, any other party thereto is in material breach of or default under any Material Contract (and, to the Company's Knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a default). Neither the Company, any Company Subsidiary, nor, to the Company's Knowledge, any other party thereto is in material breach of or default under any Healthcare Lease (and no event has occurred which, with due notice or lapse of time or both, would constitute such a default). Neither the Company nor any Company Subsidiary has received a written notice of breach or termination of any Material Contract. The Company has delivered or made available to Parent a copy of each Contract listed or required to be listed on Section 3.19(a) of the Company Disclosure Letter and each of the same has not been modified or amended except as set forth on Section 3.19(a) of the Company Disclosure Letter.

         Section 3.20. Investment Company Act of 1940. Neither the Company nor any of the Company Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

         Section 3.21. Trademarks, Patents and Copyrights.

         (a) Except as set forth on Section 3.21(a) of the Company Disclosure Letter, or to the extent the inaccuracy of any of the following, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use, all trademarks, service marks, logos, trade dress, product configurations, corporate names, trade names and other indications of origin, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, domain names, Internet Web sites (and all intellectual property and proprietary rights used in connection therewith or incorporated therein), inventions, trade secrets, know-how, business methods and all other proprietary and intellectual property rights and information, including all grants, registrations and applications relating to all of the foregoing (collectively, the "Intellectual Property") used or held for use in connection with their respective business as currently conducted or as contemplated to be conducted (such Intellectual Property owned by or licensed to the Company and the Company Subsidiaries, collectively, the "Company Intellectual Property"); (ii) neither the Company nor any Company Subsidiary has received a demand, claim, notice or inquiry from any Person that challenges or threatens to challenge the validity of, or the rights of the Company or such Company Subsidiary in, any Company Intellectual Property, and the Company knows of no basis for any such challenge; (iii) the Company and the Company Subsidiaries are not violating or infringing, and have not violated or infringed, any Intellectual Property of any other Person in such a way that would have a Company Material Adverse Effect;
     (iv) to the Knowledge of the Company, no Person is infringing any Company Intellectual Property; (v) the Company and the Company Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement granting the Company or any Company Subsidiary the right to use the software or any other Intellectual Property of any third party, nor does any such agreement prohibit the Company or Company Subsidiary from assigning its rights thereunder (including by operation of law) or contain any "change of control" restriction, nor will the Company or any Company Subsidiary be, as a result of the transactions contemplated in this Agreement, in breach of any agreement relating to the Company Intellectual

     Property; and (vi) no present or former employee, officer, trustee or director of the Company or any Company Subsidiary, or any agent or outside contractor of the Company or any Company Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property.

         (b) Section 3.21(b) of the Company Disclosure Letter contains a complete and current list of: (i) patents and patent applications; (ii) copyright applications and registrations, (iii) trademark and service mark applications and registrations and material unregistered marks and trade names; (iv) domain names; and (v) license and other agreements pertaining to the Company Intellectual Property.

         Section 3.22. Insurance.

         (a) Section 3.22 of the Company Disclosure Letter sets forth a list of all insurance policies and all material fidelity bonds or other insurance service contracts (the "Insurance Policies") providing coverage for the properties or operations of the Company and the Company Subsidiaries. There is no claim by the Company pending under any of the Insurance Policies. All premiums payable under all Insurance Policies have been paid, and the Company has otherwise complied in all material respects with the terms and conditions of all the Insurance Policies. The Insurance Policies are valid and enforceable in accordance with their terms and insure against risks and liabilities that the Company believes are customary in the industry and as required by Legal Requirements and the Contracts. Neither the Company nor any Company Subsidiary has received notice from any insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any Insurance Policy or a material increase in any premium in connection therewith, or (ii) informing the Company or any Company Subsidiary that any coverage listed on Section 3.22 of the Company Disclosure Letter will or may not be available in the future on substantially the same terms as now in effect.

         (b) To the knowledge of the Company, Section 3.22 of the Company Disclosure Letter sets forth a list of all Insurance Policies and insurance certificates maintained by Company Tenants providing coverage with respect to Company Properties or the operation thereof.

         Section 3.23. Books and Records of the Company. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct, accurately reflect in reasonable detail the transactions to which the Company or any Company Subsidiary is a party or by which its properties are bound in accordance with GAAP consistently applied and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and action taken by, the Company shareholders, the Board, and committees of the Board of the Company, and no meeting of any such shareholders, Board, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be delivered to Parent.

         Section 3.24. Certain Payments. Since January 1, 2000, neither the Company nor any Company Subsidiary, nor, to the Company's Knowledge, any of their respective trustees, directors, officers, agents or employees has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         Section 3.25. Genesis Contracts. Except as specifically listed on
Section 3.25 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by any Contract to which Genesis or any Affiliate of Genesis is a party or by which Genesis or any Affiliate of Genesis is bound (each, a "Genesis Contract"). The Company has delivered to Parent complete and correct copies of each Genesis Contract, including any amendment, supplement or modification thereof or waiver or consent related thereto.

         Section 3.26. Brokers; Schedule of Fees and Expenses. Except as disclosed on Section 3.26 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Wachovia Capital Markets, LLC, the fees and expenses of which have previously been disclosed to Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

         Section 3.27. Opinion of Financial Advisor. The Board of Trustees of the Company has received the opinion of Wachovia Capital Markets, LLC, to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock, a copy of which opinion in the form in which it has been or will be delivered to the Company has been delivered to Parent.

         Section 3.28. Information Supplied. None of the information to be supplied by the Company or, to the Knowledge of the Company, its officers, trustees, representatives, agents or employees specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the date of the Company Shareholders Meeting, any event with respect to the Company or any Company Subsidiaries, or with respect to information supplied by the Company specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any of its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Agency other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent or its affiliates for inclusion or incorporation by reference in the Proxy Statement.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent and Sub jointly and severally represent and warrant to the Company as follows:

         Section 4.1. Organization, Standing and Power of Parent.

         (a) Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted or currently proposed to be conducted.

         (b) Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned or held under lease or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to prevent or delay in any material respect the consummation of the Merger (a "Parent Material Adverse Effect").

         (c) Parent has previously delivered to the Company complete and correct copies of its Amended and Restated Articles of Incorporation and By-Laws and of Sub's Certificate of Formation and Limited Liability Company Agreement.

         Section 4.2. Organization, Standing and Power of Sub.

         (a) Sub is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted or currently proposed to be conducted.

         (b) Sub is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned or held under lease or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.3. Authority. Each of Parent and Sub has the requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and consummation by each of Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.4. No Conflict or Violation; Consents. Except (i) as disclosed on Section 3.6 of the Company Disclosure Letter and subject to receipt of the consents and consummation of the transactions set forth on Section 7.2(d) of the Company Disclosure Letter, and (ii) in the case of paragraphs (b) through
(e) below: for (A) the filing with the SEC of the Proxy Statement and such reports under Section 13(a) of the Exchange Act as may be required in connection with the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement and the transactions contemplated by the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement, (B) the filing of the Certificate of Merger as required by applicable Corporate Law, and (C) such filings as may be required in connection with the payment of any transfer and gains taxes, neither the execution and delivery of this Agreement, the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement nor the consummation or performance of any of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with, or result in a violation of (i) any provision of the Certificate of Incorporation or By-Laws of Parent or the Certificate of Formation or Limited Liability Company Agreement of Sub, or
     (ii) any resolution adopted by the board of directors or the stockholders of Parent and Sub;

         (b) contravene, conflict with, or result in a violation of, or give any Governmental Agency or other Person the right to challenge any of the transactions contemplated hereby and thereby or to exercise any remedy or obtain any relief under, any Legal Requirement to which Parent or Sub may be subject;

         (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Legal Requirement (a "Parent Permit") with respect to Parent, any Subsidiary of Parent, or any of their respective operations or assets, except as would not reasonably be expected to have a Parent Material Adverse Effect;

         (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contracts, agreements, commitments, instruments and guaranties to which Parent or any Parent Subsidiary is a party or any Parent Permit; or

         (e) require with respect to Parent or any Parent Subsidiary, the consent, approval, or authorization of, or registration or filing with, or notice to, any Governmental Agency or any other Person.

         Section 4.5. Funds. On the Closing Date, Parent will have available all funds necessary to pay the Merger Consideration and to satisfy all of their other respective obligations hereunder.

         Section 4.6. Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, for which fee or commission the Company or any Company Subsidiary may be liable.

         Section 4.7. Sub Operations. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated herein. As of the Effective Time, all of the outstanding membership interests of Sub will be owned directly or indirectly by Parent.

         Section 4.8. Information Supplied. None of the information to be supplied by Parent or its officers, directors, representatives, agents or employees specifically for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC in connection with the Merger will, on the date it is first mailed to the holders of Company Common Stock or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the date of the Company Shareholders Meeting, any event with respect to Parent, or with respect to information supplied by Parent specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by Parent and provided to the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Agency other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to the information supplied or to be supplied by the Company or any affiliate thereof for inclusion or incorporation by reference in the Proxy Statement.

                                   ARTICLE V.

                                    COVENANTS

         Section 5.1. Conduct of the Company's Business Pending Merger. Prior to the Effective Time, except as (x) set forth on Section 5.1 of the Company Disclosure Letter, (y) consented to in writing by Parent or (z) as contemplated herein, the Company shall, and shall cause each of the Company Subsidiaries to:

         (a) Affirmative Business Covenants.

                  (i) conduct its business: (x) only in the Ordinary Course of Business, (y) in compliance with all Legal Requirements and Contracts and (z) in substantially the same manner as heretofore conducted;

                  (ii) use its commercially reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

                  (iii) maintain its books and records in accordance with GAAP consistently applied and not change any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by GAAP;

                  (iv) maintain insurance in such amounts and against such risks and losses as in effect on the date hereof, except any changes in the Ordinary Course of Business;

                  (v) perform in all material respects all obligations under all Leases and other Material Contracts and Company Permits, and enforce its material rights under all Material Contracts and Leases unless, in the good faith judgment of the Company, after consultation with Parent, the Company determines that enforcement of such rights is inadvisable;

                  (vi) continue to maintain, in all material respects, their properties in accordance with present practices in a condition, taken as a whole, reasonably suitable for their current use;

                  (vii) including the distributions contemplated by Section 6.8, make distributions at times and in amounts sufficient to maintain in effect the Company's status as a REIT under the Code;

                  (viii) maintain the Company's qualification as a REIT under the Code; and

                  (ix) file all Tax returns and reports when due and timely pay all Taxes, except for such Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Company Subsidiary has set aside on its books adequate reserves.

         (b) Negative Business Covenants. not

                  (i) incur, become subject to or assume or agree to incur, become subject to or assume (X) any Liabilities other than in the Ordinary Course of Business or (Y) any Indebtedness;

                  (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to (x) wholly owned Company Subsidiaries or (y) as permitted by Section 5.1(f)(v));

                  (iii) exercise an option to acquire additional real property;

                  (iv) sell, lease, mortgage, subject to Lien or Property Restrictions, or otherwise dispose of, any Company Property or other assets, excluding any such Lien or Property Restriction as is not material individually or in the aggregate to the applicable asset and excluding sales of personal property that do not exceed $50,000 in the aggregate;

                  (v) pay, discharge or satisfy any material Liabilities, other than the payment, discharge or satisfaction, in the Ordinary Course of Business consistent with past practice, or in accordance with their terms, of Liabilities reflected or reserved against in the Company Audited Financials, or incurred since the Financial Statement Date in the Ordinary Course of Business consistent with past practice;

                  (vi) subject to Section 5.6, modify, amend or terminate in any material respect, or suffer or allow to terminate (except in accordance with its terms as of the date hereof), any Material Contract or any Contract pursuant to which the Persons identified in Section 3.26 of the Company Disclosure Letter are entitled to receive the fees specified in such Section or otherwise increase the fees payable to the Persons identified in Section 3.26 or waive, release or assign any material rights or claims thereunder, or enter into any new Material Contracts;

                  (vii) subject to Section 5.6, modify, amend or terminate, or suffer or allow to terminate (except in accordance with its terms as of the date hereof), any Genesis Contract; waive, release or assign any rights or claims thereunder; perform its obligations under any Genesis Contract in any manner materially inconsistent with the express terms of such Genesis Contract as of the date hereof; enter into any Contract to which Genesis or any Subsidiary of Genesis would be a party or by which Genesis or any Subsidiary of Genesis would be bound; or transact any business or make any payment to Genesis or any Subsidiary of Genesis other than pursuant to the express terms of such Genesis Contract as of the date hereof;

                  (viii) subject to Section 5.6, modify, amend or terminate, or suffer or allow to terminate (except in accordance with its terms as of the date hereof), any lease of any Company Property which is operated by the Company Tenant under a Healthcare Lease; waive, release or assign any rights or claims thereunder; or perform its obligations under any Healthcare Lease in any manner materially inconsistent with the express terms of such Healthcare Lease as of the date hereof;

                  (ix) make or agree to make any capital expenditure other than in the Ordinary Course of Business or capital expenditures in excess of $100,000 in the aggregate;

                  (x) (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction involving nonrefundable deposits in excess of $50,000 and, in any event, not in excess of $100,000 in the aggregate, (B) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $50,000, or (C) enter into any lease (i) that will be operated by the tenant thereunder as a healthcare or healthcare-related facility, including, without limitation, skilled nursing facilities and assisted living facilities or (ii) in excess of 2,500 square feet or incur or commit to incur any tenant allowances or landlord funded construction expenditures related thereto;

                  (xi) merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any Person or division thereof, or acquire any assets, including real estate, except purchases in the ordinary course of business consistent with past practice in an amount not involving more than $100,000, in the aggregate;

         (c) Organizational Documents. not amend the Company Organizational Documents or the articles of incorporation, by-laws, partnership agreement, joint venture agreement or comparable charter or organization document of the Company or any Company Subsidiary;

         (d) Capital Stock. not (i) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property with respect to the Company's shares of beneficial interest or that of the Company Subsidiaries, other than pursuant to Section 6.8 hereof and other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (ii) redeem, purchase or otherwise acquire directly or indirectly any of the Company's shares of beneficial interest (or options, warrants, calls, commitments or rights of any kind to acquire any shares of beneficial interest of the Company) or capital stock of any Company Subsidiaries, except (A) for deemed transfers of Company excess shares required under Article 7 of the Declaration in order to preserve the status of the Company as a REIT under the Code, and (B) in connection with the use of Company Common Stock to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, (iii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of beneficial interest or capital stock of any class of the Company or the Company Subsidiaries, other than Company Common Stock issued upon the exercise of Company Options listed on Section 3.3(d) of the Company Disclosure Letter; (iv) accept a promissory note in payment of the exercise price of any Company Option, except as otherwise required pursuant to the terms of a Company Option in effect as of the date hereof; (v) split, combine or reclassify the outstanding shares of beneficial interest or capital stock or other equity of the Company or of its Subsidiaries;
     (vi) make any loan or advance to, or payment (including with respect to outstanding Indebtedness) for the benefit of, any direct or indirect beneficial owner of any Company Common Stock or Company Options, other than payment of salary and benefits to employees, in the Ordinary Course of Business, consistent with past practice, and advances permitted under
     Section 5.1(f)(v).

         (e) Defensive Measures. ensure that the Defensive Measures are not applicable to the Merger, the Declaration Amendment, the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement and the transactions contemplated by this Agreement, the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement.

         (f) Employees and Affiliates. not:

                  (i) increase in any manner the compensation or fringe benefits of any trustee (or person occupying a similar position in any other entity) or officer of the Company or any Company Subsidiary or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                  (ii) increase the compensation or benefits payable or to become payable to the Company's employees or employees of any of the Company's Subsidiaries, other than the payment of 2003 annual bonuses; provided, that the aggregate amount of the 2003 annual bonuses shall not exceed the amount set forth in Section 5.1(f)(ii) of the Company Disclosure Letter, as such amount shall be reduced by the accrued, but unpaid bonus amounts payable to individuals who cease to be employees of the Company and its Subsidiaries prior to the payment of the 2003 annual bonuses; provided, further that no bonuses shall be awarded for employment or services rendered in 2004;

                  (iii) (A) adopt any new, (B) grant any award under, or (C) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under, any existing Employee Plan;

                  (iv) enter into or modify or amend any employment or severance agreement with or grant any severance or termination rights to any officer, trustee (or person occupying a similar position in any other entity) or employee;

                  (v) make any loan to any trustee (or person occupying a similar position in any other entity), executive officer or employee (other than travel advances in the Ordinary Course of Business to employees who are not executive officers); or

                  (vi) engage in a transaction with (except pursuant to Contracts listed on Section 3.13 of the Company Disclosure Letter), or enter into, amend, modify, terminate, waive or take any similar action with respect to any Contract with, an Affiliate, or a person described in clauses (i), (ii), or (iii) of Section 3.13.

         (g) Litigation. not settle or otherwise compromise any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement, the Voting Agreements, the Unitholder Agreements or the Class C Amendment Agreement or any material litigation, arbitration or other judicial or administrative dispute or proceeding relating to the Company, any of the Company Subsidiaries or any of their respective assets;

         (h) Taxes. not (i) make or rescind any express or deemed election relative to Taxes or alter any method of Tax accounting, (ii) enter into any Tax sharing, Tax indemnity or Tax Protection Agreement; (iii) settle, compromise, enter into, or agree to enter into a closing agreement or settle any material federal, state, local or foreign Tax liability, but, subject to compliance with Section 6.7(d), receipt of a ruling in response to the Genesis Ruling Request shall not be subject to this clause (iii),
     (iv) engage in any action that could reasonably be expected to cause the Company to fail to continue to qualify as a REIT; or (v) take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of the Company, but no breach of this clause (v) shall be deemed to arise from the Company's operation of its business in the Ordinary Course of Business; provided that the operating of the Company's business in the Ordinary Course of Business shall not include the sale or monetization of tax losses. "Tax Asset" means any net operating loss, net capital loss, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes);

         (i) Consent Fees. not make any payments or incur any Liability or obligation for the purpose of obtaining any consent from any Person to the Merger (excluding, for the avoidance of doubt, any Company Transaction Expenses incurred in connection with obtaining any such consent), other than (i) filing fees paid to Governmental Agencies in connection with the Merger and (ii) payments not in excess of $50,000 in the aggregate;

         (j) Competing Transactions. not waive the benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement relating to the Company or the Company Subsidiaries;

         (k) Satisfaction of Closing Conditions. not take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

         (l) No Authorization of Prohibited Matters. not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any Contract to do any of the foregoing prohibited actions; and

         (m) Fees and Expenses. not pay in excess of $100,000 of Company Transaction Expenses (as defined below) in the aggregate in any calendar month, except for regulatory filing fees and other similar expenses the payment of which may not be deferred until the Closing Date, and shall not pay or incur any Company Transaction Expenses to any Affiliate of the Company.

         Section 5.2. Conduct of Business of Parent. During the period from the date hereof and continuing until the Effective Time or until the termination of this Agreement pursuant to Article IX, Parent shall not, without the prior written consent of the Company, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied or authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions.

         Section 5.3. Access to Information: Confidentiality.

         (a) Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors, brokers, consultants and other representatives of such other party (collectively, "Representatives"), reasonable access during normal business hours with reasonable advance notice to all their respective properties (including for the purpose of performing any environmental investigation that Parent shall, in its sole discretion, deem necessary or advisable), books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, including, without limitation, a list of all significant personal property owned by the Company and its Subsidiaries.

         (b) The Company, and any Company Subsidiary, shall reasonably promptly provide any consent required in order for Parent to have reasonable access to, and to consult and communicate with, the officers of Company Tenants during normal business hours upon reasonable advance notice prior to the Effective Time and shall use its commercially reasonable efforts to cause such Company Tenants to permit such access, consultation and communication.

         (c) Each of the Company and Parent shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its Representatives to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of, the confidentiality agreement between Parent and the Company dated October 20, 2003 (the "Confidentiality Agreement").

         (d) Notwithstanding anything else in this Agreement or the Confidentiality Agreement, any information relating to "tax structure" or "tax treatment" (in each case, within the meaning of Treasury Regulation
     Section 1.6011-4) of the transactions contemplated hereby shall not be confidential and may be disclosed by any party hereto without limitation of any kind. This provision is intended to cause the transactions contemplated hereby not to be offered under "conditions of confidentiality" for purposes of Treasury Regulation Section 1.6011-4(b)(3) and shall be construed consistently with such purpose.

         Section 5.4. Notices of Certain Events. From and after the date hereof until the termination of this Agreement or the Effective Time, each of the Company and Parent shall promptly notify the other:

         (a) of any notice or other communication from any Person (i) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (ii) making allegations which, if true, would cause any representation or warranty made by it contained in this Agreement that is qualified as to Company Material Adverse Effect or Parent Material Adverse Effect to be untrue or inaccurate in any respect or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect;

         (b) of any notice or other communication from any Governmental Agency in connection with the transactions contemplated by this Agreement;

         (c) of any actions, suits, claims, investigations or proceedings commenced or, to their Knowledge, threatened that relate to the consummation of the transactions contemplated by this Agreement;

         (d) (i) if any representation or warranty made by it contained in this Agreement that is qualified as to Company Material Adverse Effect or Parent Material Adverse Effect becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect; (ii) of any failure to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (iii) of the occurrence of any event that, individually or in the aggregate, is reasonably likely to cause a Company Prohibited Effect or a Parent Material Adverse Effect; and

         (e) of any notice of default under any Material Contract by or to any Person.

         Section 5.5. Tenant Information. The Company will deliver to Parent promptly, and in no event later than five (5) Business Days after receipt by the Company or its Subsidiary, true and complete copies of all Tenant Deliveries and will advise Parent promptly if it comes within the Company's Knowledge that any Tenant Deliveries, whether delivered prior to or after the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 5.6. Certain Space Leases. Prior to the Effective Time, the Company shall enter into the amended Space Leases contemplated by that certain Master Agreement, dated as of September 11, 2003, between Genesis Healthcare Ventures, Inc. and the Company Partnership (the "Genesis Master Agreement") in accordance with terms of the forms of amended lease annexed thereto with such changes as are set forth on Section 5.6 of the Company Disclosure Letter.

         Section 5.7. Estoppel Certificates. Prior to the Effective Time, the Company shall use commercially reasonable efforts to procure the estoppel certificates from each Company Tenant and lessor to the Company or any Company Subsidiary listed on Section 7.2(k) of the Company Disclosure Letter.

                                  ARTICLE VI.

                              ADDITIONAL COVENANTS

         Section 6.1. Proxy Statement; the Company Shareholders Meeting.

         (a) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file the preliminary Proxy Statement with the SEC. Parent shall have the right to review drafts of the preliminary Proxy Statement and consult with the Company on the preparation thereof. The Company shall use its commercially reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by Parent, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement; and (ii) as promptly as practicable upon the earlier of
     (y) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (z) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be filed with the SEC and mailed to the Company's shareholders and, if necessary, after the definitive Proxy Statement shall have been so filed and mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed or mailed by the Company without consultation with and review by Parent. The Company will promptly notify Parent of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the other transactions contemplated by this Agreement. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and its affiliates as may be required to be disclosed therein. Subject to the provisions of Section 6.6, the Proxy Statement shall include the recommendation of the Board to the shareholders of the Company in favor of approval and adoption of the Merger.

         (b) Subject to Section 6.6, the Company shall, as promptly as reasonably practicable after the Proxy Statement is "cleared" by the SEC, duly call, give notice of, convene and hold the Company Shareholders Meeting, for the purpose of obtaining the Company Shareholder Approval. The Company will, through its Board, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; provided, that prior to the Company Shareholders Meeting, such recommendation may be withdrawn, modified or amended as provided in Section
     6.6. Subject to Section 6.6, the Company shall use commercially reasonable efforts to solicit and obtain from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required by Corporate Law and the Company Organizational Documents to effect the Merger.

         (c) Provided that this Agreement has not been terminated pursuant to
     Section 9.1, the Company shall call and hold the Company Shareholders Meeting whether or not the Board at any time subsequent to the date hereof determines that this Agreement or the Merger is no longer advisable, recommends the rejection thereof by the Company shareholders, or otherwise makes an adverse recommendation with respect to the Merger.

         Section 6.2. Anti-Takeover Provisions. The Board of the Company shall redeem the Rights prior to the Effective Time or otherwise render the Rights Agreement inapplicable to the Merger and the other transactions contemplated hereby (including the Declaration Amendment) and by the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement. Each party shall take all actions required, if any, necessary to exempt or otherwise render the Defensive Measures inapplicable (or continue the exemption or inapplicability of) to the Merger and the other transactions contemplated hereby (including the Declaration Amendment) and by the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement.

         Section 6.3. Commercially Reasonable Efforts; Consents and Approvals. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do, or cause to be done, all things necessary, proper or advisable under or in compliance with applicable Legal Requirements to consummate and make effective the transactions contemplated by, and comply with their applicable covenants set forth in, this Agreement, the Voting Agreements, the Unitholder Agreements and the Class C Amendment Agreement, including to obtain all necessary waivers, consents and approvals from any Person, including, without limitation, the Company obtaining those set forth on Section 3.6 of the Company Disclosure Letter, to effect all necessary registrations and filings, to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), the Voting Agreements, the Unitholder Agreements or the Class C Amendment Agreement and to cause the transactions set forth in Section 7.2(f) to be consummated. Notwithstanding the foregoing, the Company shall not obtain any consent that will affect Parent or the Company to either of their economic detriment, including any modification of any Contract or Company Permit, and the Company shall not pay consideration of more than $50,000, in the aggregate, in connection with obtaining any such waivers, consents and approvals. The Company has not incurred and will not incur (whether previously paid, paid after the date hereof or accrued and unpaid as of the Closing Date) liabilities, obligations or expenses in excess of the amounts set forth on Section 6.3 of the Company Disclosure Letter in connection with the transactions contemplated by the Genesis Master Agreement, whether such transactions have been consummated on or prior to the date hereof or shall be consummated at a future date. The parties hereto shall execute and deliver any reasonably requested documents (in form and substance) at the closing to facilitate the transactions contemplated hereby and any other reasonably related purpose (such as obtaining title insurance). The Company agrees to amend its constituent documents as requested by Parent, which amendments shall be effective at the Effective Time (the "Declaration Amendment"), subject to compliance with applicable law.

         Section 6.4. The Company Partnership.

         (a) The Company shall provide all reasonable cooperation in connection with the consummation of the purchase of partnership interests in the Company Partnership (other than the Class C Units) prior to the Effective Time in accordance with the terms of the Unitholder Agreements. The Company shall, in consultation with Parent, cause the Company Partnership to be, at all times up to and including the Effective Time, a validly existing limited partnership under Title 6, Chapter 17 of the Delaware Code Annotated.

         (b) Parent shall have the right, in its sole discretion, to require that the Company Partnership merge with or into any affiliate of Parent (a "Company Partnership Merger"), which Company Partnership Merger shall take place concurrent with or immediately prior or subsequent to the Merger. Upon Parent's request, the Company and Parent shall take all actions reasonably required to effectuate the Company Partnership Merger.

         Section 6.5. Resignations. Upon the written request of Parent, (i) the Company shall cause any or all of the trustees (or persons occupying similar positions in any other entity) and/or officers of each direct or indirect wholly owned Subsidiary and the Company Partnership to resign or be removed or, as to officers, to resign or be terminated, effective as of the Effective Time, and
(ii) if the Company or any of its affiliated entities has the right to appoint any trustee (or person occupying a similar position in any other entity) or to cause the resignation or termination of any officer of any other entity in which the Company (directly or indirectly) owns an equity interest, the Company shall cause, effective as of the Effective Time, such trustee to resign or to be removed and/or such officer to resign or be terminated.

         Section 6.6. No Solicitation.

         (a) On and after the date hereof and prior to the Effective Time, the Company agrees that:

                  (i) neither the Company nor any Company Subsidiary shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company shareholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Company or equity interests in any Company Subsidiary (including, without limitation, partnership interests and units), or
         (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition ("Transfer") of any assets of the Company or any Company Subsidiary in one or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the consolidated assets of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by amending or granting any waiver under, the Rights Agreement);

                  (ii) neither the Company nor any Company Subsidiary shall permit any of their respective Representatives to engage in any of the activities described in Section 6.6(a)(i);

                  (iii) the Company and the Company Subsidiaries shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and shall take commercially reasonable actions to inform each Company Representative, of the obligations undertaken in this Section 6.6 and to cause each such Company Representative to comply with such obligations; and

                  (iv) the Company shall (A) notify Parent promptly (but in any event within 48 hours after receipt thereof), orally and in writing, if the Company, any Company Subsidiary or any Company Representative receives (1) an Acquisition Proposal or any material amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, the Company or any Company Subsidiary by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with the Company, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to Parent copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) keep Parent informed of the status and material terms of (including all material changes to the status or material terms of) any such Acquisition Proposal, indication or request.

         (b) Notwithstanding Section 6.6(a), the Board shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board after the date hereof which was not invited, solicited or encouraged, directly or indirectly, by the Company, any Company Subsidiary or any Company Representative on or after the date hereof if, and only to the extent that, (i) the Board concludes in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its duties to the Company's shareholders under Maryland law, (ii) the Board determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal (as defined herein), (iii) the Company complies with all of its obligations under this Agreement, (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions with such Person and (v) the Company enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to the Company, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement.

         (c) If the Board or any committee thereof intends: (i) to approve or recommend, or propose to approve or recommend, any Superior Acquisition Proposal, or (ii) to cause the Company to enter into any agreement with respect to any Superior Acquisition Proposal (other than any confidentiality agreement as contemplated by Section 6.6(b)) (a "Competing Agreement"), then at least three (3) Business Days prior to taking such action: (A) the Company shall provide Parent with written notice advising Parent that the Board has received a Superior Acquisition Proposal that it intends to accept, specifying the material terms and conditions of such Superior Acquisition Proposal and identifying the Person or Persons making such Superior Acquisition Proposal, and (B) the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would cause such Superior Acquisition Proposal to no longer constitute a Superior Acquisition Proposal (the "Adjusted Terms"). If following the completion of such three (3) Business Day period the Company and Parent have been unable to agree upon Adjusted Terms that cause such Superior Acquisition Proposal to no longer constitute a Superior Acquisition Proposal (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), then the Board or any committee thereof may: (i) approve, advise or recommend, or propose to approve, advise or recommend, such Superior Acquisition Proposal; (ii) make an Adverse Recommendation or (iii) cause the Company to enter into a Competing Agreement with respect to such Superior Acquisition Proposal.

         (d) For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, the Company and/or the Company Subsidiaries pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of the Company and the Company Subsidiaries or otherwise (i) on terms which the Board determines in good faith, after consultation with the Company's financial advisors of nationally recognized reputation, would be more favorable to the holders of the Company Common Stock than those provided for in the Merger, (ii) for which financing, to the extent required, in the reasonable judgment of the Board is capable of being obtained and (iii) which the Board determines in good faith is reasonably capable of being consummated.

         (e) Any "stop, look and listen" disclosure that the Board may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties imposed by Rule 14d-9 or 14e-2 of the Exchange Act shall not constitute a violation of this Section 6.6.

         (f) Nothing in this Section 6.6 shall (i) permit the Company to terminate this Agreement (except as expressly provided in Article IX) or
     (ii) except as expressly provided herein, affect any other obligations of the Company under this Agreement.

         Section 6.7. Taxes.

         (a) Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (including with any related interest, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to shareholders of the Company, all Transfer and Gains Taxes.

         (b) The Company will consult with and provide Parent the opportunity to review and comment upon all returns, reports, questionnaires, applications or other documents to be filed after the date hereof by the Company with respect to Taxes including, without limitation, the Company's federal, state and local income and franchise Tax returns and reports for its taxable years ended December 31, 2002 and 2003, and shall not file any such returns, reports or other documents without the prior review and comment of Parent, which shall not be unreasonably delayed.

         (c) The Company will cause each of the Company Subsidiaries to consult with and provide Parent the opportunity to review and comment upon all returns, reports, questionnaires, applications or other documents to be filed after the date hereof by each respective subsidiary of the Company with respect to Taxes including, without limitation, each of the Company Subsidiaries' federal, state and local income and franchise Tax returns and reports for its taxable years ended December 31, 2002 and 2003, and the Company shall not cause any of its subsidiaries to file any such returns, reports or other documents without the prior review and comment of Parent, which shall not be unreasonably delayed.

         (d) The Company will afford Parent and its representatives the opportunity to participate in (i) any discussions with the IRS regarding the Genesis Ruling Request and (ii) conferences with the Company's advisors in respect of the Genesis Ruling Request, including the opportunity to review and comment upon any proposed submissions in advance.

         (e) The Company shall use commercially reasonable efforts to ensure that the $5.0 million that is the subject of the Genesis Ruling Request is received at the earliest practicable date, which efforts may include those set forth on Section 6.7(e) of the Company Disclosure Letter.

         Section 6.8. Coordination of Dividends. From and after the date hereof, the Company shall not declare, pay or make any dividend or distribution to its shareholders without the prior written consent of Parent; provided, however, that the written consent of Parent shall not be required for the authorization and payment of (i) dividends and distributions required for the Company to maintain its status as a REIT under the Code (each, a "REIT Dividend") and (ii) a quarterly distribution with respect to the Company Common Stock for the Company's fiscal quarter ending December 31, 2003 of up to $.18 per share of Company Common Stock. In the event that a distribution with respect to the Company Common Stock permitted by this Section 6.8 has (x) a record date prior to the Effective Time and (y) has not been paid as of the Effective Time, the holders of Company Common Stock shall be entitled to receive such distribution from the Company at the time such shares are exchanged pursuant to this Agreement. Notwithstanding any provision in this Section 6.8 to the contrary, Parent may, prior to the Effective Time, (a) request in writing that the Company's Board authorize the declaration and payment (with the payment to be made immediately prior to the Effective Time) of such dividends as may be necessary to distribute the additional real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code) that Parent estimates would result from an election under Section 338 of the Code (a "338 Dividend"); and
(b) request in writing that the Company's Board authorize the declaration and payment at the time specified in the request of such REIT Dividends as may be necessary to ensure the Company's continued qualification as a REIT under the Code; provided as to clauses (a) and (b) that Parent provides such written notice sufficiently in advance of the Effective Time so as to allow for the setting of any record date and notices required by the New York Stock Exchange, the Company's Declaration or Maryland law. Upon receipt of such request, the Company's Board shall authorize the requested 338 Dividend (which 338 Dividend may be conditional on the Closing) or REIT Dividend, as the case may be, subject to requirements of law and rules of the New York Stock Exchange and compliance with the Company's Declaration, including any liquidity requirements that may be applicable as a condition precedent to declaration of a dividend. Any request by Parent under clause (b) shall be accompanied by an opinion of a tax advisor of recognized national standing (which may be Ernst & Young LLP or Willkie Farr & Gallagher LLP) which concludes that there is a significant risk that failure to make such distribution would result in failure of the Company to qualify as a REIT under the Code.

         Section 6.9. New York Stock Exchange Listing. During the period from the date hereof and continuing until the Effective Time: (i) the Company shall take all such action that is required for the Company Common Stock to remain listed on the New York Stock Exchange in accordance with Section 3-202(c)(1)(ii) of the Maryland General Corporation Law, and (ii) Parent shall take all such action that is required for its shares of common stock, par value $.25 per share, to remain listed on the New York Stock Exchange in accordance with
Section 3-202(c)(1)(ii) of the Maryland General Corporation Law.

         Section 6.10. Amendment of Company Disclosure Letter. The Company shall be entitled to supplement any information disclosed in the Company Disclosure Letter to disclose actions taken, or agreements entered into, by the Company or its Subsidiaries after the date of this Agreement, which are permitted to be taken or entered into pursuant to Section 5.1 hereof and which, if existing at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Letter. Except for the Sections of the Company Disclosure Letter expressly referring to a specific date certain, for all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 7 (excluding Section 7.2(c)) have been fulfilled, the Company Disclosure Letter shall be deemed to be the Company Disclosure Letter as amended or supplemented pursuant hereto to reflect such supplemented information.

         Section 6.11. Parent Indenture. The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to effect any modifications (to become effective as of the Effective Time) to any agreements or organizational or other documents of the Company or its Subsidiaries necessary for Parent and its Subsidiaries to comply, in such manner as is determined by Parent, with the covenants in the outstanding indentures or credit agreements of Parent and its Subsidiaries in connection with the implementation of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                                   CONDITIONS

         Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and consummate the other transactions contemplated herein to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) The Company Shareholder Approval. The Company shall have received the Company Shareholder Approval.

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

         Section 7.2. Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger and consummate the other transactions contemplated herein to occur on the Closing Date are subject to the following additional conditions, any one or more of which may be waived in writing by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to Company Material Adverse Effect are true and correct, and the other representations and warranties of the Company contained in the Agreement are true and correct in all material respects, in either case, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date. Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or its chief financial officer, in such capacity, to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by its chief executive officer or its chief financial officer, in such capacity, to such effect.

         (c) Material Adverse Effect. Since the date hereof, there shall have been no Company Material Adverse Effect.

         (d) Consents. All consents and approvals listed on Section 7.2(d)(i) of the Company Disclosure Letter shall have been obtained. Each of the transactions or conditions set forth on Section 7.2(d)(ii) of the Company Disclosure Letter shall have been consummated or satisfied substantially in accordance with the terms existing (if applicable) on the date hereof under the relevant transaction documents previously made available to Parent (but including therein the changes to certain lease amendments referenced in
     Section 5.6 of the Company Disclosure Letter) or, if no such relevant transaction documents exist on the date hereof, on terms reasonably acceptable to Parent.

         (e) Tax Opinions Relating to REIT Status. Parent shall have received an opinion from Pepper Hamilton LLP, dated as of the Closing Date, in the form attached hereto as Exhibit F, to the effect that, commencing with its taxable year ended December 31, 1998 through and including the end of its taxable year ended December 31, 2002, the Company qualified as a REIT under the Code, and from January 1, 2003 through the Closing Date, the Company's proposed method of operation will enable the Company to continue to meet the requirements for qualification as a REIT under the Code. In the event that the Effective Time of the Merger is after December 31, 2003, (i) the year ended immediately prior to the year in which the Effective Time occurs shall be substituted for 2002 and (ii) the year in which the Effective Time occurs shall be substituted for 2003.

         (f) The Company Partnership. At or prior to the Effective Time, each partner (excluding the Company and the holder of Class C Units, which has executed the Class C Amendment Agreement) in the Company Partnership shall sell such partner's partnership interests to Parent or Parent's designee,
     (x) as to any partner who has executed a Unitholder Agreement as of the date hereof, in accordance with the terms of the applicable Unitholder Agreement, and (y) in the case of any other such partner, in accordance with an agreement substantially identical to the Unitholder Agreements executed as of the date hereof or pursuant to such other agreement acceptable to Parent or pursuant to rights in favor of the Company to cause such interests to be sold to Parent (or Parent's designee) in accordance with the terms and conditions of the Second Amended and Restated Agreement of Limited Partnership of the Company Partnership; and the representations and warranties of the parties thereto (excluding Parent) contained in any such agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and any covenants of the parties thereto (excluding Parent) shall have been complied with in all material respects.

         (g) The Class C Amendment Agreement. At or prior to the Effective Time, the transactions contemplated by the Class C Amendment Agreement shall have been consummated on the terms set forth therein, and the representations and warranties of the parties thereto (other than Parent) set forth in the Class C Amendment Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and any covenants of the parties thereto (excluding Parent) shall have been complied with in all material respects.

         (h) Defensive Measures. The Rights and the other Defensive Measures shall not be applicable to the Merger, the Declaration Amendment, the Voting Agreements, the Unitholder Agreements, the Class C Amendment Agreement or the transactions contemplated by this Agreement, the Voting Agreements, the Unitholder Agreements or the Class C Amendment Agreement.

         (i) Company Cash. As of the Closing Date, (i) the Company and the Company Subsidiaries shall own in the aggregate an amount of unrestricted and restricted cash and cash equivalents at least equal to the respective amounts thereof set forth on Section 7.2(i) of the Company Disclosure Letter for such date; provided that the amount of unrestricted cash and cash equivalents (x) may include up to $5.0 million of cash that is the subject of the Genesis Ruling Request, but only if the IRS has issued a ruling in response to the Genesis Ruling Request, such ruling is reasonably satisfactory to Parent, or the ownership of such cash has otherwise been established in a manner reasonably acceptable to Parent and, pending distribution to the Company, such cash is held in escrow on terms reasonably acceptable to Parent, (y) shall be deemed to include the amount of any 338 Dividend or REIT Dividend paid by the Company prior to the Closing Date, and (z) shall be deemed to include the amount of any Company Transaction Expenses paid prior to the Closing Date in accordance with
     Section 5.1(m) hereof; and (ii) the Company Transaction Expenses shall not exceed $3.5 million; provided, however, that if as of the Closing Date the Company 7.2 Liabilities do not exceed the amount set forth on Section 7.2(l) of the Company Disclosure Letter such expense limit shall be increased from $3.5 million to $3.7 million. As used herein, "Company Transaction Expenses" shall mean the expenses of the Company and its Subsidiaries related to this Agreement and the consummation of the transactions contemplated hereby, whether paid, accrued or otherwise incurred as of the Closing Date, including, without limitation, fees and expenses payable to investment bankers, attorneys and accountants, fees and expenses of Ridgeway Capital, LLC, severance costs, proxy costs and fees payable to Michael R. Walker, but Company Transaction Expenses shall not include consent fees and transfer taxes.

         (j) Genesis Spin-off. Genesis shall have consummated the transaction contemplated by that certain Separation and Distribution Agreement, dated as of October 27, 2003, by and between Genesis Healthcare Ventures, Inc. and GHC (the "Genesis Spin-off") in accordance with the terms thereof existing on the date hereof, with such modifications as are specified in
     Section 5.6 of the Company Disclosure Letter.

         (k) Estoppel Certificates. The Company shall have received and delivered to Parent the estoppel certificates listed on Section 7.2(k) of the Company Disclosure Letter, in a form to be reasonably agreed upon by Parent and the Company or in such form as is required under any agreement listed on Section 7.2(k) of the Company Disclosure Letter.

         (l) Certain Liabilities. Immediately prior to the Effective Time, the Company and its Subsidiaries shall not have or be subject to, on a consolidated basis, Liabilities (excluding deferred revenue, Company Transaction Expenses, mortgages, bonds, notes payable and capital lease obligations, but including Indebtedness under existing lines of credit) (collectively, "Company 7.2 Liabilities") in excess of the amount set forth on Section 7.2(l) of the Company Disclosure Letter, which amount shall be calculated in accordance with GAAP and on a basis consistent with the financial statements described in Section 3.7(d). As used in this Section 7.2(l), "deferred revenue" shall include any Liability that the Company accrues after September 30, 2003 as deferred revenue on account of its receipt of a cash payment in exchange for (x) a consent to a change of guarantor or (y) a lease reduction or modification, in either such case as part of the Genesis and Benchmark restructurings, which deferred revenues shall not be deemed Company 7.2 Liabilities. Compliance with this condition shall be evidenced by a certificate executed by the principal financial officer of the Company with reasonable supporting schedules and other relevant information attached.

         Section 7.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and to consummate the other transactions contemplated herein to occur on the Closing Date is further subject to the following additional conditions, any one or more of which may be waived in writing by the Company:

         (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement which are qualified as to Parent Material Adverse Effect are true and correct, and the other representations and warranties of the Parent contained in the Agreement are true and correct in all material respects, in either case, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or its chief financial officer, in such capacity, to such effect.

         (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by its chief executive officer or its chief financial officer, in such capacity, to such effect.

                                 ARTICLE VIII.

                  EMPLOYEE BENEFITS AND POST-CLOSING COVENANTS

         Section 8.1. Employee Plans and Other Employee Arrangements. As of the Effective Time, all Persons employed by the Company and the Company Subsidiaries shall, at the option of Parent, either continue to be eligible to participate in the Employee Plans then maintained by the Company and the Company Subsidiaries or be eligible to participate in the same manner as other similarly situated employees of Parent in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by Parent for similarly situated employees after the Effective Time. With respect to each such employee benefit plan, service with the Company or any Company Subsidiary (as applicable) shall be included only for purposes of determining eligibility to participate and vesting (if applicable). With respect to medical benefits provided by Parent or any Parent Subsidiary on and after the Closing Date, coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who had such coverage under a plan sponsored by the Company or any Company Subsidiary before the Closing Date. Nothing contained in this Section 8.1 shall be deemed to obligate Parent, the Company or their respective Subsidiaries to continue the employment or benefits with respect to any Person employed by the Company or any Company Subsidiary as of the Effective Time for any period of time thereafter. From and after the Effective Time, the Surviving Entity shall assume all severance obligations of the Company as set forth in Section 8.1 of the Company Disclosure Letter.

         Section 8.2. Indemnification of Company Officers and Trustees.

         (a) From and after the Effective Time, the Surviving Entity shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or trustee (or person occupying a similar position in any other entity) of the Company or any Company Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by the Company (including advancement of expenses, if so provided) in the Company Organizational Documents, as in effect at the close of business on the date hereof, which exculpation and indemnification shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of individuals who were, at any time prior to the Effective Time, trustees, officers or employees of the Company; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

         (b) The Surviving Entity shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" directors and officers liability insurance with a coverage amount and other terms and conditions comparable to the Company's current directors and officers liability insurance policy covering the trustees and officers of the Company with respect to their service as such prior to the Effective Time; provided, however, that in no event shall the Surviving Entity be required to expend more than an amount per year equal to 175% of current annual premiums paid by the Company for such insurance to obtain and maintain insurance coverage pursuant hereto, in which case the Surviving Entity shall obtain and maintain insurance coverage on comparable terms that provides the maximum coverage that is then available for 175% of such annual premiums.

         (c) The provisions of this Section 8.2 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, the Surviving Entity and the Company. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of Parent under this Section 8.2. The provisions of this Section 8.2 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

         (d) In the event that Parent, the Surviving Entity or any of their respective successors or assigns transfers all or substantially all of its properties and assets to any Person, then the transferee shall assume the obligations set forth in this Section 8.2, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party covered hereby.

         Section 8.3. Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest, perfect or confirm of record or otherwise establish in the Surviving Entity full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Surviving Entity are fully authorized in the name and on behalf of each of the Constituent Entities or otherwise to take all such lawful and reasonably necessary or desirable action.

                                  ARTICLE IX.

                              TERMINATION AND FEES

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder
Approval:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if any Governmental Agency shall have issued an Order (which Order each party hereto shall use its commercially reasonable efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and non-appealable;

         (c) by either Parent or the Company if the Company shareholders fail to approve the Merger upon the taking of a vote at the Company Shareholders Meeting or any adjournment thereof;

         (d) after May 31, 2004, by either Parent or the Company if the Merger shall not have been consummated by such date for any reason; provided that in such case the terminating party is not in material breach of its representations, warranties, covenants or agreements under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Merger on or before such date;

         (e) by Parent, if (i) the Board shall have withdrawn or materially modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or its shareholders or shall have resolved to do so; (ii) the Board shall have approved or recommended an Acquisition Proposal made by any Person other than Parent or Sub; or (iii) the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal;

         (f) by the Company, if prior to the approval of the Merger at the Company Shareholders Meeting the Board shall have approved, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Acquisition Proposal; but only if (i) the Company is not then in breach of Section 6.6, and (ii) prior to such termination the Company shall have made payment of the full amounts required by Section 9.3;

         (g) by Parent, if: (i) any of the representations and warranties of the Company contained in this Agreement which are qualified as to Company Material Adverse Effect shall not be true and correct, (ii) any of the other representations and warranties of the Company contained in this Agreement shall not be true and correct in all material respects, or (iii) the Company shall have failed to perform in all material respects any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement, subject to in the case of clauses
     (i), (ii) or (iii) which breach is not cured by five (5) Business Days following written notice to the Company; or

         (h) by the Company, if (i) any of the representations and warranties of Parent or Sub contained in this Agreement which are qualified as to Parent Material Adverse Effect shall not be true and correct, (ii) any of the other representations and warranties of Parent or Sub contained in this Agreement shall not be true and correct in all material respects, or (iii) Parent shall have failed to perform in all material respects any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement, subject to in the case of clauses (i),
     (ii) or (iii) which breach is not cured by five (5) Business Days following written notice to Parent.

         Section 9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and of no further force and effect without any liability or obligation on the part of Parent, Sub or the Company, except as provided in Sections 5.3(c) and (d), Sections 9.2, 9.3, 10.2, 10.3, 10.4, and
10.6 through 10.12, which provisions shall survive the termination; provided, however, that nothing herein shall relieve any party from any liability for any breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         Section 9.3. Fees and Expenses.

         (a) Except as provided in paragraphs (b), (c) and (d) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses (including broker's or finder's fees and the expenses of its representatives).

         (b) If any of the conditions set forth in paragraph (c) or (d) below are satisfied, then the Company shall, subject to and in accordance with such paragraphs, pay to Parent, by wire transfer of immediate available funds to an account specified by Parent, the Break-Up Fee (as defined below) or the Parent Expense Reimbursement (as defined below).

         (c) The Company shall pay the Break-Up Fee (or the portion thereof described below) as follows:

                  (i) if Parent terminates this Agreement pursuant to the provisions of Section 9.1(e) or if the Company terminates this Agreement pursuant to the provisions of Section 9.1(f) or if either party terminates this Agreement at a time when Parent had the right to terminate pursuant to Section 9.1(e), the Company shall pay to Parent the Break-Up Fee, which payment shall be made concurrent with any such termination by the Company and on the same day as any such termination by Parent; or

                  (ii) if an Acquisition Proposal is received or publicly disclosed after the date hereof, and thereafter Parent or the Company terminates this Agreement pursuant to Section 9.1(c), and within twelve
         (12) months following such termination, the Company enters into a definitive agreement providing for, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received or publicly disclosed at the time of termination of this Agreement), the Company shall, concurrent with consummating such transaction, pay to Parent the Break-Up Fee; or

                  (iii) if an Acquisition Proposal is received or publicly disclosed after the date hereof, and thereafter Parent or the Company terminates this Agreement pursuant to Section 9.1(d), and within twelve
         (12) months following such termination, the Company enters into a definitive agreement providing for, or consummates, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received or publicly disclosed at the time of termination of this Agreement), the Company shall, concurrent with consummating such transaction, pay to Parent the Break-Up Fee.

         (d) The Company shall pay the Parent Expense Reimbursement (or the portion thereof described below) to Parent (provided the Company was not entitled to terminate this Agreement pursuant to Section 9.1(h)) if Parent or the Company terminates this Agreement pursuant to (i) Section 9.1(b) (but only on account of an Order resulting from a claim by a Person other than a Governmental Agency), (ii) Section 9.1(c) (and no Acquisition Proposal was received or publicly disclosed after the date hereof and prior to termination), (iii) Section 9.1(d) (and no Acquisition Proposal was received or publicly disclosed after the date hereof and prior to termination), unless the sole remaining unsatisfied or unwaived condition as of such termination date is the failure to obtain any of the consents and approvals listed on Section 7.2(d)(i) of the Company Disclosure Letter, or (iv) Section 9.1(c) or (d), if an Acquisition Proposal was received or publicly disclosed after the date hereof, but the Break-Up Fee is not payable to Parent in accordance with the terms of Section 9.3(c)(ii) or
     (iii), as the case may be. In the case of clauses (i), (ii), and (iii) above, the payment of the Parent Expense Reimbursement (or the portion thereof described below) shall be made within two Business Days after termination of this Agreement, and in the case of clause (iv) above, such payment shall be made within two Business Days after termination of the Acquisition Proposal.

         (e) "Break-Up Fee" shall be an amount equal to the lesser of (i) $4,250,000 (the "Maximum Break-Up Fee") and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Parent, and (B) in the event Parent receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that Parent's receipt of the Maximum Break-Up Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Parent of the excess of the Maximum Break-Up Fee over the amount payable in clause (A) following the receipt of such opinion would not be deemed constructively received prior thereto, the Maximum Break-Up Fee less the amount payable under clause (A) above. In the event that Parent is not able to receive the Maximum Break-Up Fee, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Parent unless and until the Company receives, from time to time, any one or combination of the following: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion indicating the maximum amount that can be paid at that time to as Qualifying Income, as gross income that is excluded under the REIT Requirements or as amounts not constructively received prior to such time, in either of which events the Company shall pay to Parent the lesser of the unpaid Maximum Break-Up Fee or the maximum amount stated in the letter referred to in (i) above or the opinion referred to in (ii) above.

         (f) The "Parent Expense Reimbursement" shall be an amount equal to the lesser of (i) Parent's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses), not to exceed $1,500,000, and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Parent, and (B) in the event Parent receives a Break-Up Fee Tax Opinion indicating that Parent's receipt of the Parent

     Expense Reimbursement would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by Parent of the excess of the Parent Expense Reimbursement over the amount payable under clause (A) following the receipt of such opinion would not be deemed constructively received prior thereto, the Parent Expense Reimbursement less the amount payable under clause (A) above. In the event that Parent is not able to receive the full Parent Expense Reimbursement, the Company shall pay Parent the unpaid amount within two (2) Business Days after receipt, from time to time, of any one or combination of the following: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion indicating the maximum amount that can be paid at that time to Parent as Qualifying Income, as gross income that is excluded under the REIT Requirements or as amounts not constructively received prior to such time, in either of which events the Company shall pay to Parent the lesser of the unpaid Parent Expense Reimbursement or the maximum amount stated in the letter referred to in (i) above or the opinion referred to in (ii) above.

         (g) The payment of the Break-Up Fee or the Parent Expense Reimbursement shall be compensation and liquidated damages for the loss suffered by Parent as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and does not constitute a penalty. The Break-Up Fee or the Parent Expense Reimbursement shall not be deemed to constitute the measure of damages suffered by Parent in any instance in which the payment of the Break-Up Fee or Parent Expense Reimbursement is not provided for under the terms of this Agreement. In the event that Parent is required to commence litigation to seek all or a portion of the amounts payable under this Section 9.3, and Parent prevails in such litigation, Parent shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this
     Section 9.3, all expenses (including, without limitation, attorneys' fees) which it has incurred in enforcing its rights hereunder. Subject to the preceding sentence and excluding damages arising out of any breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, neither party shall have any other liability to the other after the payment thereof.

         (h) The Company's obligation to pay any unpaid portion of the Break-Up Fee or Parent Expense Reimbursement shall terminate three years from the date of this Agreement, provided the Company's obligation to pay any amounts under this Section 9.3 shall have accrued within the applicable time period set forth in this Section 9.3.

                                   ARTICLE X.

                               GENERAL PROVISIONS

         Section 10.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 10.2. Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective board of directors or board of trustees, as applicable, at any time before or after approval hereof by the Company shareholders, but, after such approval, no amendment shall be made which reduces the Merger Consideration, or which under applicable Legal Requirements requires the approval of Company shareholders without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         Section 10.3. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) Business Day after the date when deposited with a reputable express courier service (charges prepaid) for overnight delivery to the recipient, (c) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) or electronic mail if during normal business hours of the recipient, otherwise on the next Business Day, or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to Parent and Sub at the addresses indicated below:

        If to the Company:               ElderTrust
                                         Little Falls Centre One
                                         2711 Centerville Road
                                         Suite 108
                                         Attention:  Michael R. Walker
                                         Facsimile:  (302) 993-1023
                                         Email:  mwalker@eldertrust.com


               With a copy to:           Pepper Hamilton LLP
               (which shall not          3000 Two Logan Square
               constitute notice)        Eighteenth and Arch Streets
                                         Philadelphia, PA  19103-2799
                                         Facsimile: (215) 981-4750
                                         Email:  friedmanm@pepperlaw.com
                                                 or katzb@pepperlaw.com
                                         Attention: Michael H. Friedman, Esquire
                                                    or Brian M. Katz, Esquire

         If to Parent or Sub:              Ventas, Inc.
                                           4360 Brownsboro Road
                                           Suite 115
                                           Louisville, KY  40207-1642
                                           Facsimile:  (502) 357-9050
                                           Email:  rriney@ventasreit.com
                                           Attention: T. Richard Riney, Esquire

             With a copy to:               Willkie Farr & Gallagher LLP
             (which shall not              787 Seventh Avenue
             constitute notice)            New York, New York 10019
                                           Facsimile:  (212) 728-9239
                                           Email:  tcerabino@willkie.com
                                           Attention:  Thomas M. Cerabino, Esq.

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 10.3.

         Section 10.4. Assignment and Parties in Interest.

         (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto.

         (b) Except for the Indemnified Parties, who following the Effective Time are express third party beneficiaries of Section 8.2, this Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

         Section 10.5. Announcements. All press release or other written public statements with respect to the transactions contemplated by this Agreement prior to the Closing Date shall be approved by both Parent and the Company prior to the issuance thereof; provided that (i) either party may make any public disclosure it believes in good faith is required by Legal Requirement or rule of any stock exchange on which its securities are traded (in which case the disclosing party shall use its reasonable best efforts to advise the other party prior to making such disclosure and to provide the other party a reasonable opportunity to review the proposed disclosure) and (ii) the parties hereof acknowledge and agree that they will file a copy of this Agreement as an exhibit to their respective Form 8-Ks to be filed with the SEC promptly after the execution hereof.

         Section 10.6. Entire Agreement. This Agreement (including the Company Disclosure Letter and the Exhibits attached hereto) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein or in accordance with the Confidentiality Agreement. The Exhibits and the Company Disclosure Letter to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 10.7. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 10.8. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         Section 10.9. Governing Law; Venue.

         (a) Except to the extent to which the Merger is subject to the Maryland General Corporation Law, this Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein.

         (b) Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

         (c) Process in any proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         (d) Each party to this Agreement waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

         Section 10.10. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of construction shall be applied against any party. Any references to any Legal Requirement shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless otherwise specifically stated: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "$" means the currency of the United States of America; (g) "written" or "writing" includes "e-mail" and other similar forms of electronic communication; and (h) "Knowledge" of any Person means the actual knowledge of the executive officers of such Person, and in the case of the Company, the persons listed on Section 10.10(a) of the Company Disclosure Letter and in the case of Parent, the individuals listed on Section 10.10(b) of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement.

         Section 10.11. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Legal Requirements, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         Section 10.12. Specific Performance. Without limiting or waiving in any respect any rights or remedies of Parent under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

         Section 10.13. Tax Treatment. Solely for purposes of Section 332 of the Code, this Merger Agreement and the transactions contemplated hereby are intended to be treated as a plan of complete liquidation of the Company into Parent following the Merger.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                           ELDERTRUST



                            By:      /s/ Michael R. Walker
                                ----------------------------------------------
                            Name:    Michael R. Walker
                            Title:   Acting President, Chief Executive Officer
                                     and Chief Financial Officer


                           VENTAS, INC.



                           By:      /s/ T. Richard Riney
                               -----------------------------------------------
                           Name:     T. Richard Riney
                           Title:    Executive Vice President


                           VENTAS SUB, LLC

                           By:  Ventas, Inc.

                           By:      /s/ T. Richard Riney
                               -----------------------------------------------
                           Name:     T. Richard Riney
                           Title:    Executive Vice President


                                      -65-